UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

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ChemoCentryx, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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835 Industrial Road, Suite 600

San Carlos, CA 94070

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

Dear stockholder:

The annual meeting of stockholders of ChemoCentryx, Inc. will be held at the company’s headquarters, located at 835 Industrial Road, Suite 600, San Carlos, CA 94070, on May 20, 2021 at 10:00 a.m., local time, for the following purposes:

1.	To elect two directors to serve as Class I directors for a three-year term to expire at the 2024 annual meeting of stockholders;

2.	To consider and vote upon the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.	To approve the amendment and restatement of the 2012 Equity Incentive Award Plan;

4.	To approve the amendment and restatement of the 2012 Employee Stock Purchase Plan;

5.

To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission;

6.	To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Our board of directors has fixed the close of business on March 31, 2021 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

Accompanying this notice is a proxy card. Whether or not you expect to attend our annual meeting, please complete, sign and date the enclosed proxy card and return it promptly, or complete and submit your proxy via phone or the internet in accordance with the instructions provided on the enclosed proxy card. If you plan to attend our annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Thomas J. Schall, Ph.D.

President, Chief Executive

Officer and Chairman

San Carlos, California

April 7, 2021

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

835 Industrial Road, Suite 600

San Carlos, CA 94070

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 20, 2021

The board of directors of ChemoCentryx, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held at the company’s headquarters, located at 835 Industrial Road, Suite 600, San Carlos, CA 94070 on May 20, 2021 at 10:00 a.m., local time. If you need directions to the location of the annual meeting, please contact us at (650) 210-2900.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 20, 2021.

This proxy statement and our annual report are available electronically at https://materials.proxyvote.com/16383L.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2021 annual meeting of stockholders. This proxy statement summarizes information related to your vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to begin mailing this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about April 7, 2021 to all stockholders of record entitled to vote at the annual meeting. Only stockholders who owned our common stock on March 31, 2021 are entitled to vote at the annual meeting. On this record date, there were 69,742,493 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.

What am I voting on?

There are five proposals scheduled for a vote:

Proposal 1: To elect two directors to serve as Class I directors for a three-year term.

Proposal 2: To consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Proposal 3: To consider and vote upon the amendment and restatement of the 2012 Equity Incentive Award Plan.

Proposal 4: To consider and vote upon the amendment and restatement of the 2012 Employee Stock Purchase Plan.

Proposal 5: To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or SEC.

How many votes do I have?

Each share of our common stock that you own as of March 31, 2021 entitles you to one vote.

How do I vote by proxy?

With respect to the election of the directors, you may vote “For” or “Against” each of the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. With respect to each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

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By Mail: You may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

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Via the Internet: You may vote at www.voteproxy.com, 24 hours a day, seven days a week. Have your proxy card available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Time, on May 19, 2021.

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By Telephone: You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. Have your proxy card available when you call and then follow the instructions. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 19, 2021.

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In Person: You may still attend the meeting and vote in person even if you have already voted by proxy. To vote in person, come to the annual meeting and we will give you a ballot at the annual meeting. If you are a beneficial shareholder, you may need to request and bring a legal proxy to the meeting to vote.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	you may send in another signed proxy with a later date,

•	you may notify our corporate secretary, Susan M. Kanaya, in writing before the annual meeting that you have revoked your proxy, or

•	you may notify our corporate secretary in writing before the annual meeting and vote in person at the meeting.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of March 31, 2021, or approximately 34,871,247 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. Each nominee who receives more “For” votes than “Against” votes (among votes properly cast in person or by proxy) will be elected. Any incumbent nominee for director who does not receive an affirmative vote of a majority of the votes cast in favor of or against such nominee must promptly tender his or her resignation after the Annual Meeting.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP must receive “For” votes from the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting.

Proposal 3: Approval of the Amendment and Restatement of the 2012 Equity Incentive Award Plan. The approval of the amendment and restatement of the 2012 Equity Incentive Award Plan must receive “For” votes from the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting.

Proposal 4: Approval of the Amendment and Restatement of the 2012 Employee Stock Purchase Plan. The approval of the amendment and restatement of the 2012 Employee Stock Purchase Plan must receive “For” votes from the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting.

Proposal 5: Approval of the Compensation of the Named Executive Officers. The approval of the compensation of the named executive officers must receive “For” votes from the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting.

Voting results will be tabulated and certified by Broadridge Financial Solutions, Inc.

What is the effect of abstentions and broker non-votes?

Shares of common stock held by persons attending the annual meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of determining whether our stockholders have ratified the appointment of Ernst & Young LLP, our independent registered public accounting firm, approved the amendment and restatement of the 2012 Equity Incentive Award Plan, approved the amendment and restatement of the 2012 Employee Stock Purchase Plan and approved, on an advisory basis, the compensation of the named executive officers. However, because the election of directors is based on a majority of the votes cast in favor of or against each nominee, abstentions will not be counted in determining the outcome of such proposal.

Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors, the approval of the amendment and restatement of the 2012 Equity Incentive Award Plan, the approval of the amendment and restatement of the 2012 Employee Stock Purchase Plan and the approval, on an advisory basis, of the compensation of the named executive officers, broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of Ernst & Young LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will pay our directors, officers and other employees no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2020 that we filed with the SEC, we will send you one without charge. Please write to:

ChemoCentryx, Inc.

835 Industrial Road, Suite 600

San Carlos, CA 94070

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the “Investors—SEC Filings” section of our website at www.chemocentryx.com.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until their resignation or removal or their successors are duly elected and qualified. In accordance with our certificate of incorporation and bylaws, our board of directors may fill existing vacancies on the board of directors by appointment.

The term of office of our Class I directors, Thomas J. Schall, Ph.D. and Joseph M. Feczko, M.D., will expire at the 2021 annual meeting. Accordingly, the nominees for Class I directors for election at the 2021 annual meeting are Thomas J. Schall, Ph.D. and Joseph M. Feczko, M.D. If either of Dr. Schall or Dr. Feczko is elected at the 2021 annual meeting, such individual will be elected to serve for a three-year term that will expire at our 2024 annual meeting of stockholders and until such individual’s successor is elected and qualified.

If no contrary indication is made, proxies in the accompanying form are to be voted for Dr. Schall and Dr. Feczko or in the event that Dr. Schall or Dr. Feczko is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.

All of our directors bring to the board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for directors:

Nominees for Election to the Board of Directors

Term Expiring at the

2021 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with ChemoCentryx, Inc.
Thomas J. Schall, Ph.D.	61	President, Chief Executive Officer and Chairman
Joseph M. Feczko, M.D.	72	Director

Thomas J. Schall, Ph.D. is the founder of our company and has served as our President, Chief Executive Officer and Director since we commenced operations in 1997 and was appointed Chairman of the Board in April 2012. From 1993 to March 1997, Dr. Schall worked at the DNAX Research Institute, a division of Schering-Plough Corporation, a pharmaceutical company. Prior to his work at the DNAX Research Institute, he worked as a scientist with Genentech, Inc., a pharmaceutical company. Dr. Schall participated in some of the earliest discoveries of chemokine system function and activities. Dr. Schall cloned one of the first chemokines to be discovered, and provided some of the earliest data for the existence of the previously unknown family of molecules which later came to be called the chemokines. Dr. Schall’s laboratories have been responsible for the discovery or co-discovery of almost one-third of all known chemokine receptors. Dr. Schall received his B.S. in biology from Northern Illinois University and his Ph.D. in cancer biology from Stanford University. We believe

Dr. Schall is qualified to serve on our board of directors because of his extensive executive leadership experience, many years of service as one of our directors and our President and Chief Executive Officer and extensive scientific expertise and knowledge of the chemokine system.

Joseph M. Feczko, M.D. has served as a member of our board of directors since April 2012. Until his retirement in May 2009, Dr. Feczko was Senior Vice President and Chief Medical Officer of Pfizer Inc. and a member of its Executive Leadership Team with global responsibilities for all aspects of the company’s medical, regulatory and safety activities. Dr. Feczko served Pfizer in both New York and the United Kingdom since 1982, where he held positions of increasing responsibility in clinical research and regulatory affairs and safety, culminating in the role of Chief Medical Officer. Dr. Feczko is board-certified in Internal Medicine and Infectious Diseases. He has a B.S. degree from Loyola University Chicago, and an M.D. from the University of Illinois College of Medicine. Dr. Feczko presently serves on the board of directors of Adenium Biotech. We believe Dr. Feczko is qualified to serve on our board of directors because of his international leadership and management experience from his service as the Chief Medical Officer of a public pharmaceutical company and as a director of several pharmaceutical and biotechnology companies.

Members of the Board of Directors Continuing in Office

Term Expiring at the

2022 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with ChemoCentryx, Inc.
Henry A. McKinnell, Jr., Ph.D.	78	Director
Geoffrey M. Parker	56	Director
James L. Tyree	68	Director

Henry A. McKinnell, Jr., Ph.D. has served on our board of directors since October 2016. Until his retirement in 2006, Dr. McKinnell was Chairman and Chief Executive Officer of Pfizer Inc., from 2001. After joining Pfizer in 1971 in Tokyo, Dr. McKinnell held positions of increasing responsibility around the world including president Asia, vice president strategic planning, chief financial officer and president and chief operating officer. Dr. McKinnell serves as Chairman of Moody’s Corporation. He also serves as a director of View Ray, Inc. and Federal Street Acquisition Corporation. He is Chairman Emeritus of the Connecticut Science Center and a life trustee of the Japan Society. He has served as a Director of the Trilateral Commission and the Business Council, and Chairman of the Stanford University Graduate School of Business Advisory Council, Chairman Emeritus of the Business-Higher Education Forum, a Fellow of the New York Academy of Medicine, and a member of the Boards of Trustees of the New York City Public Library, the New York City Police Foundation and the Economic Club of New York. He served as the Chairman of the Accordia Global Health Foundation and also served as a Senior Advisor to Toyota Motor Corporation’s International Advisory Board and the Thomas H. Lee Private Equity Partnership. He is the Chairman Emeritus of the Pharmaceutical Research and Manufacturers of America (Pharma), the Food and Drug Law Institute and the Medical Device Manufacturers Association. He has served as a director of more than 12 public companies over twenty years. Dr. McKinnell earned his bachelor’s degree in business from the University of British Columbia and his M.B.A. and Ph.D. degrees from Stanford University Graduate School of Business. We believe Dr. McKinnell is qualified to serve on our board of directors because of his international leadership and management experience in the healthcare industry and his service on the board of directors of a range of private and publicly held companies.

Geoffrey M. Parker has served on our board of directors since December 2009. Since February 2021, Mr. Parker has served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Tricida, Inc., a biotechnology company and served as Executive Vice President and Chief Financial Officer from February 2020 to February 2021 and Senior Vice President and Chief Financial Officer since April 2017. From September 2010 to May 2015 Mr. Parker served as Chief Financial Officer of Anacor Pharmaceuticals, Inc. From

1997 to 2009, Mr. Parker led the West Coast Healthcare Investment Banking practice at Goldman Sachs, where he advised leading companies in the biotechnology, life science tools and medical device industries. Mr. Parker currently serves as a member of the board of directors of Genomic Health and Perrigo. Mr. Parker received his A.B. in Engineering Sciences and Economics from Dartmouth College and his M.B.A. from Stanford University. We believe Mr. Parker is qualified to serve on our board of directors because of his financial sophistication, his experience as the Chief Financial Officer of a public biotechnology company and his management background as an executive in the financial services industry.

James L. Tyree has served on our board of directors since June 2012. From 2014 until 2020, Mr. Tyree served as co-founder, chairman and managing partner of Tyree & D’Angelo Partners, a private equity investment firm. Prior to founding Tyree & D’Angelo Partners, Mr. Tyree was Executive Vice President and President of Abbott Biotech Ventures, a subsidiary of Abbott Laboratories focused on investments in early stage biotechnology companies. Prior to that, Mr. Tyree held numerous executive positions at Abbott, including Executive Vice President Global Pharmaceuticals, Senior Vice President Global Nutrition, Corporate Vice President Pharmaceutical and Nutritional Products Group Business Development and Divisional Vice President and General Manager, Japan. Prior to rejoining Abbott in 1997, Mr. Tyree was the President of SUGEN, Inc., and held management positions in Bristol-Myers Squibb, Pfizer and Abbott. Mr. Tyree currently serves as a director of Assertio Therapeutics, Inc. Mr. Tyree earned Bachelor’s Degrees in Psychology and Forensic Studies and a Master’s Degree in Business Administration from Indiana University. We believe Mr. Tyree is qualified to serve on our board of directors because of his international leadership and management experience in the healthcare industry and his service on the boards of directors of a range of private companies.

Term Expiring at the

2023 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with ChemoCentryx, Inc.
Thomas A. Edwards	62	Director
Rita I. Jain, M.D.	58	Director
Susan M. Kanaya	58	Executive Vice President, Chief Financial and Administrative Officer and Secretary

Thomas A. Edwards has served as a member of our board of directors since July 2015. Until his retirement in March 2014, Mr. Edwards practiced law with Latham & Watkins LLP, an international law firm, since 1983, having become partner in January 1991. His practice focused on general corporate and securities law, including capital financings, acquisitions, divestitures and spin-offs of companies and partnerships. Mr. Edwards earned his bachelor’s degree from Harvard College and his law degree from Harvard Law School. We believe Mr. Edwards is qualified to serve on our board of directors because of his experience in the healthcare industry, his understanding of our industry and his expertise in advising clients on corporate, securities, finance and technology law matters.

Rita I. Jain, M.D. has served as a member of our board of directors since March 2019. In January 2021, Dr. Jain was appointed as Chief Medical Officer of Immunovant. From May 2017 until June 2019, Dr. Jain served as Senior Vice President and Chief Medical Officer of Akebia Therapeutics, Inc., a biotechnology company. Prior to joining Akebia, Dr. Jain was Vice President of Men’s and Women’s Health and Metabolic Development at AbbVie, Inc. From 2003 to 2016 she held positions of increasing responsibility, with over 10 years as either a Divisional Vice President or Vice President in Pharmaceutical Development at Abbott Laboratories, and after AbbVie’s split from Abbott, at AbbVie. In addition to her work in Men’s and Women’s Health, and Metabolic Development, Dr. Jain also led activities in Pain, Respiratory, and Cystic Fibrosis Development. Before AbbVie, she held management positions in the Arthritis, Inflammation and Pain Group at Searle (acquired by Pharmacia and subsequently Pfizer). Prior to joining Searle, Dr. Jain was a faculty member at North Shore University Hospital in New York, with an academic appointment as Assistant Professor of

Medicine, New York University School of Medicine. Dr. Jain received her B.S. in biology from LIU/C.W. Post and her M.D. from the State University of New York at Stony Brook School of Medicine. Dr. Jain completed her medical training in internal medicine at Staten Island University Hospital followed by a Fellowship in Rheumatology at North Shore University Hospital and a Clinical Research Fellowship at the University of Texas Southwestern Medical Center, Dallas. We believe Dr. Jain is qualified to serve on our board of directors because of her experience in the healthcare industry and management experience from her service as the Chief Medical Officer of a public pharmaceutical company.

Susan M. Kanaya has served as a member of our board of directors since March 2021. Ms. Kanaya has served as our Executive Vice President, Chief Financial and Administrative Officer since October 2016 and as Secretary since February 2006. From January 2006 to October 2016, Ms. Kanaya served as our company’s Senior Vice President, Finance, and Chief Financial Officer. Prior to joining our company, Ms. Kanaya served as Senior Vice President, Finance, and Chief Financial Officer at Kosan Biosciences Inc., from 1999 to 2005. Prior to this, she served in financial management positions at SUGEN, Inc., from 1994 to 1999, most recently as Vice President, Finance, and Treasurer. Ms. Kanaya also served as Controller with high technology companies and as a public accountant with KPMG. Ms. Kanaya received her B.S. in business administration from the University of California, Berkeley. We believe Ms. Kanaya is qualified to serve on our board of directors because of her extensive executive leadership experience and many years of experience as the Chief Financial Officer of public biotechnology companies.

Board Independence

Our board of directors has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq Stock Market LLC, or Nasdaq, listing standards, except for Thomas J. Schall, Ph.D., our President, Chief Executive Officer and Chairman, and Susan M. Kanaya, our Executive Vice President, Chief Financial and Administrative Officer and Secretary.

Board Leadership Structure

Our board of directors currently has six independent directors and two employee directors. Our board of directors is currently chaired by Dr. Schall, who is also our Chief Executive Officer. Our board of directors believes that Dr. Schall’s service as both Chairman and Chief Executive Officer is in the best interests of our company and our stockholders. Dr. Schall possesses detailed and in-depth knowledge of the issues, opportunities and challenges we face, and we believe he is the person best positioned to develop agendas that ensure that our board of directors’ time and attention is focused on the most critical matters. Our board of directors believes that his combined role enables decisive leadership, ensures clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders, employees and strategic partners.

In November 2018, our board of directors appointed Mr. Edwards as the lead independent director to help reinforce the independence of the board of directors as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer and Chairman role. As the lead independent director, Mr. Edwards is empowered to, among other duties and responsibilities, review and provide input on the agendas for meetings of the board of directors, chair executive sessions in the absence of the Chairman, serve as a liaison between the Chairman and the independent directors and serve as an independent point of contact for management and others wishing to communicate to the board of directors other than through the Chairman. As reinforcement of the importance of an independent board of directors, the independent directors routinely meet outside the presence of our management, including Dr. Schall. For all of these reasons, the board of directors believes that the lead independent director can help ensure the effective independent functioning of the board of directors in its oversight responsibilities.

The Board’s Role in Risk Oversight

Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Board of Directors Meetings

During the fiscal year 2020, our board of directors met eight times, including seven telephonic meetings. In that year, each director attended at least 75% of the total number of meetings held by the board of directors and each committee of the board of directors on which such director served.

Committees of the Board of Directors

We have three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found under the “Investors—Corporate Governance” section of our website at www.chemocentryx.com.

Audit Committee

The audit committee of our board of directors currently consists of Dr. McKinnell (chairperson and audit committee financial expert), Messrs. Tyree and Edwards and Drs. Feczko and Jain. The audit committee met four times during fiscal year 2020. Our board of directors has determined that all members of the audit committee are independent directors, as defined in the Nasdaq qualification standards and by Section 10A of the Exchange Act or 1934, as amended, or Exchange Act. In addition, our board of directors has determined that Dr. McKinnell qualifies as an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC. The audit committee is governed by a written charter adopted by our board of directors. Our audit committee is responsible for overseeing our accounting and financial reporting processes and audits of our consolidated financial statements on behalf of our board of directors. The specific powers and responsibilities of our audit committee include:

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appointing, assessing the qualifications of, compensating, retaining, and overseeing the work of our independent registered public accounting firm, for the purpose of preparing or issuing an auditor’s report or performing other audit, review, and attest services;

•	reviewing our annual audited consolidated financial statements with management and our independent registered public accounting firm;

•	reviewing the appointment of, replacement of, and meeting with our internal auditor to discuss significant reports to management;

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overseeing and monitoring the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements as they relate to consolidated financial statements or accounting matters, our independent registered public accounting firm’s qualifications, independence and the performance of our internal accounting and financial controls;

•	determining whether to recommend to our board of directors that the audited financial statements be included in our annual report for the fiscal year subject to the audit;

•	reviewing all related party transactions on an ongoing basis;

•	preparing the report that SEC rules require be included in our annual proxy statement;

•	providing our board of directors with the results of its monitoring and recommendations;

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providing our board of directors with additional information and materials as it deems necessary to make our board of directors aware of significant financial matters that require the attention of our board of directors; and

•	evaluating its own performance on an annual basis.

Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee.

Compensation Committee

The compensation committee of our board of directors currently consists of Messrs. Tyree (chairperson) and Edwards and Drs. Feczko, McKinnell and Jain. The compensation committee met four times during fiscal year 2020. Our board of directors has determined that all members of the compensation committee are independent directors, as defined in the Nasdaq qualification standards. The compensation committee is governed by a written charter approved by our board of directors. The compensation committee’s purpose is to assist our board of directors in determining the compensation programs and compensation for our executive officers, including by designing, evaluating and approving our compensation plans, policies and programs. The compensation committee is responsible for, among other things:

•

reviewing and approving our corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives, and determining and approving the compensation of our Chief Executive Officer based on such evaluation;

•

reviewing and approving the compensation of our officers and certain employees; reviewing and approving general compensation goals and guidelines for employees and the criteria by which bonuses, long-term incentive compensation, stock options, employee pension and welfare benefits plans are determined;

•	determining our policy with respect to change of control or “parachute” payments;

•	managing and reviewing executive officer and director indemnification and insurance matters;

•	preparing the compensation committee report to be included as part of our annual proxy statement; and

•	evaluating its own performance on an annual basis.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of our board of directors currently consists of Dr. Feczko (chairperson), Messrs. Edwards, Parker and Tyree and Drs. McKinnell and Jain. The nominating and corporate governance committee met two times during fiscal year 2020. Our board of directors has determined that all members of the nominating and corporate governance committee are independent directors, as defined in the Nasdaq qualification standards. The nominating and corporate governance committee is governed by a written charter approved by our board of directors. The nominating and corporate governance committee’s purpose is to assist our board of directors by identifying individuals qualified to become members of our board of directors, consistent with criteria set by our board, and to develop our corporate governance principles. The nominating and corporate governance committee is responsible for, among other things:

•	overseeing our board of directors’ annual review of its performance, composition, and organization, and making recommendations on these matters to our board of directors;

•	reviewing, soliciting and making recommendations to our board of directors and stockholders with respect to candidates for election to our board of directors;

•	reviewing the performance of each current director and determining whether to recommend the nomination of such director for an additional term; and

•	evaluating its own performance on an annual basis.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee discussed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, and by Auditing Standard No. 1301 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board (United States). In addition, the audit committee has discussed with Ernst & Young LLP its independence from management and the company, has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the company’s internal controls and the overall quality of the company’s financial reporting. Ernst & Young LLP, as the company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the company’s reporting. The audit committee’s meetings with Ernst & Young LLP were held with and without management present. The audit committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above along with those held with management, the audit committee has recommended to the company’s board of directors that the audited financial statements be included in our annual report for the year ended December 31, 2020. The audit committee and the company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2021.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors

Henry A. McKinnell, Jr., Ph.D. (Chairperson)

Thomas A. Edwards

Joseph M. Feczko, M.D.

Rita I. Jain, M.D.

James L. Tyree

Compensation Committee Interlocks and Insider Participation

The compensation committee of our board of directors currently consists of Messrs. Tyree (chairperson) and Edwards and Drs. Feczko, McKinnell and Jain. None of the members of our compensation committee during fiscal year 2020 has ever been one of our officers or employees. None of our executive officers currently serves, or has served, as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our board of directors or compensation committee during fiscal year 2020.

Director Nomination Process

Director Qualifications

In evaluating director nominees the nominating and corporate governance committee will consider among other things the following factors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	strong finance experience;

•	experience relevant to our industry;

•	experience as a board member of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience; and

•	practical and mature business judgment, including the ability to make independent analytical inquiries.

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings to the company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee believes that the background and qualifications of the board of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Other than the foregoing criteria for director nominees, the nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the board of directors. The nominating and corporate governance committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of the company and its stockholders. The nominating and corporate governance committee does, however, believe it is appropriate for at least one, and, preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC, and that a majority of the members of our board of directors be independent as required under the Nasdaq qualification standards. The nominating and corporate governance committee also believes it is appropriate for our President and Chief Executive Officer to serve as a member of our board of directors. Our directors’ performance and qualification criteria are reviewed annually by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating and corporate governance committee generally polls our board of directors and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors. To date, the nominating and corporate governance committee has not utilized third-party search firms to identify board of director candidates. The nominating and corporate governance committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Under our amended and restated bylaws, stockholders wishing to suggest a candidate for director should write to our corporate secretary. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2022 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

Director Attendance at Annual Meetings

Although our company does not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend. No non-employee directors attended our annual meeting in 2020.

Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, ChemoCentryx, Inc., 835 Industrial Road, Suite 600, San Carlos, CA 94070. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Corporate Governance

Our company’s Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are available, free of charge, on our website at www.chemocentryx.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents as well as our company’s other corporate governance documents, free of charge, to any stockholder upon written request to ChemoCentryx, Inc., 835 Industrial Road, Suite 600, San Carlos, CA 94070.

Director Compensation

We compensate non-employee members of the board of directors for their service. Directors who are also employees do not receive cash or equity compensation for service on the board of directors in addition to compensation payable for their service as our employees. The non-employee members of our board of directors are also reimbursed for travel, lodging and other reasonable expenses incurred in attending board of directors or committee meetings.

2020 Director Compensation Program

Under our non-employee director compensation policy in effect for 2020, we provided cash compensation in the form of an annual retainer of $50,000 for each non-employee director. We also paid an additional annual retainer of $25,000 to the non-employee director who served as our lead independent director, $20,000 to the chairman of our audit committee, $10,000 to other non-employee directors who served on our audit committee, $17,500 to the chair of our compensation committee, $10,000 to other non-employee directors who served on our compensation committee, $10,000 to the chair of our nominating and corporate governance committee and $6,000 to other non-employee directors who served on our nominating and corporate governance committee.

Also, under our non-employee director compensation policy in effect for 2020, any non-employee director who was first elected to the board of directors was granted such number of restricted stock units (or, if so elected by a non-employee director, shares of restricted stock) on the date of his or her initial election to the board of directors as was determined by dividing (a) $225,000 by (b) the 60-day trailing average trading price of the company’s common stock preceding the date of grant. In addition, on the date of each annual meeting of our stockholders, each non-employee director will be granted (a) such number of restricted stock units (or, if so elected by a non-employee director, shares of restricted stock) on the date of such annual meeting as is determined by dividing (x) $225,000 by (y) the 60-day trailing average trading price of our common stock preceding the date of grant, plus (b) that number of stock options having a value of $100,000, calculated on the date of grant in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that the company utilizes in preparation of its financial statements and the 60-day trailing average trading price of our common stock preceding the date of grant).

The initial awards granted to non-employee directors described above vest and become exercisable in three equal annual installments over the three-year period following the date of grant, subject to the director’s continuing service on our board of directors on those dates. The annual awards granted to non-employee directors described above vest on the first anniversary of the date of grant, subject to the director’s continuing service on our board of directors on such date. In addition, all of such awards will vest upon the occurrence of a change in control (as defined under our 2012 Equity Incentive Award Plan). The awards to our non-employee directors are granted under our 2012 Equity Incentive Award Plan.

2021 Director Compensation Program

Effective February 25, 2021, after the review of information and recommendations prepared by Compensia, our independent compensation consultant, and comparable company information for our peer group, as further described under the “Compensation Discussion and Analysis” below, our board of directors adopted certain amendments to our non-employee director compensation policy. Under our amended non-employee director compensation policy effective for 2021, any non-employee director who is first elected to the board of directors is granted such number of restricted stock units (or, if so elected by a non-employee director, shares of restricted stock) on the date of his or her initial election to the board of directors as is determined by dividing (a) $225,000 by (b) the 60-day trailing average trading price of the company’s common stock preceding the date of grant. In addition, on the date of each annual meeting of our stockholders, each non-employee director will be granted (a) such number of restricted stock units (or, if so elected by a non-employee director, shares of restricted stock) on the date of such annual meeting as is determined by dividing (x) $300,000 by (y) the 60-day trailing average trading price of our common stock preceding the date of grant, plus (b) that number of stock options having a value of $125,000, calculated on the date of grant in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that the company utilizes in preparation of its financial statements and the 60-day trailing average trading price of our common stock preceding the date of grant). For directors serving less than one year at the time of such annual meeting following his or her appointment, such equity grant will be prorated for the period served during that preceding year.

The initial awards granted to non-employee directors under our amended non-employee director compensation policy will vest on the same terms as were in effect during 2020.

Director Compensation Table

The following table provides information related to the compensation of each of our non-employee directors during the year ended December 31, 2020.

	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards(3)	Total
Thomas A. Edwards	$101,000	$278,342	$123,770	$503,112
Joseph M. Feczko, M.D.	80,000	278,342	123,770	482,112
Rita I. Jain, M.D.	76,000	278,342	123,770	478,112
Henry A. McKinnell, Jr., Ph.D.	86,000	278,342	123,770	488,112
Geoffrey M. Parker	56,000	278,342	123,770	458,112
James L. Tyree	83,081	278,342	123,770	485,193

(1)

Amounts shown represent the aggregate grant date fair value of the restricted stock units granted in 2020 to our non-employee directors computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. These amounts do not correspond to the actual value that will be recognized by the non-employee director with respect to such awards. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021.

(2)

The aggregate number of outstanding unvested restricted stock or restricted stock units as of December 31, 2020 held by each non-employee director was 4,660 except for Dr. Jain, who held 15,162 outstanding shares of unvested restricted stock or restricted stock units. The aggregate number of outstanding options held by our non-employee directors as of December 31, 2020 was:

	Shares Underlying Options Outstanding At December 31, 2020
	Vested	Unvested
Thomas A. Edwards	25,639	2,888
Joseph M. Feczko, M.D.	75,639	2,888
Rita I. Jain, M.D..	12,287	2,888
Henry A. McKinnell, Jr., Ph.D.	25,639	2,888
Geoffrey M. Parker	50,639	2,888
James L. Tyree	75,639	2,888

(3)

Amounts shown represent the aggregate grant date fair value of the stock options granted in 2020 to our non-employee directors computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be recognized by the non-employee director with respect to such awards. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the annual meeting, each nominee receiving more “For” votes than “Against” votes (among votes properly cast in person or by proxy) will be elected. Any incumbent nominee for director who does not receive an affirmative vote of a majority of the votes cast in favor of or against such nominee must promptly tender his or her resignation after the Annual Meeting. Abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THOMAS J. SCHALL, PH.D. AND JOSEPH M. FECZKO, M.D. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2021 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the company’s financial statements since 2000. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm is not required by Delaware law, the company’s amended and restated certificate of incorporation or the company’s amended and restated bylaws. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

Independent Registered Public Accountants’ Fees

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2020 and 2019, by Ernst & Young LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2020	2019
Audit Fees(1)	$1,306,120	$1,103,287
Audit-Related Fees(2)	20,700	6,420
Tax Fees(3)	69,165	130,450
All Other Fees(4)	930	1,900

Total	$1,396,915	$1,242,057

(1)

Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP for the integrated audit of our annual financial statements, including services provided in connection with the annual audit of our internal control over financial reporting and review of our quarterly financial statements, as well as fees incurred for professional services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees consist of fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These fees included accounting consultation services.

(3)	Tax Fees consist of fees billed by Ernst & Young LLP for tax compliance services, including consultation on tax matters and tax advice relating to transactions and other tax planning and advice.
(4)	Represents fees related to accessing Ernst & Young LLP’s online research database.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee, and all such services were pre-approved in accordance with this policy during the fiscal years ended December 31, 2020 and 2019. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

PROPOSAL 3:

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2012 EQUITY INCENTIVE AWARD PLAN

Introduction

Our stockholders are being asked to approve the amendment and restatement of our 2012 Equity Incentive Award Plan (the “2012 Plan”). The proposed amended and restated 2012 Plan is referred to herein as the “Restated Plan.” Our board of directors approved the Restated Plan on March 31, 2021, subject to stockholder approval. The Restated Plan will become effective as of the date our stockholders approve the Restated Plan.

Overview of Proposed Amendments

Increase in Share Reserve and Elimination of Evergreen. We strongly believe that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all stockholders. As of February 28, 2021, a total of 19,440,000 shares of our common stock were reserved under the 2012 Plan, the aggregate number of shares of common stock subject to awards under the 2012 Plan was 8,139,004 and a total of 4,393,589 shares of common stock remained available under the 2012 Plan for future issuance. The 2012 Plan contained an “evergreen provision” that allowed for an annual increase in the number of shares available for issuance under the 2012 Plan on January 1 of each year during the ten year term of the 2012 Plan, beginning on January 1, 2013, equal to the lesser of 4% of our outstanding capital stock on the last day of the immediately preceding fiscal year, or 2,000,000 shares (or a lesser amount determined by our board of directors). The automatic increases pursuant to the evergreen provision of the 2012 Plan have been made since 2013, and these increases are included in the shares available for issuance under the 2012 Plan set forth above.

The 2012 Plan also provides that the number of shares reserved for issuance under the 2012 Plan may be increased from time to time by the number of shares of common stock subject to awards granted under our Amended and Restated 2002 Equity Incentive Plan and our Amended and Restated 1997 Stock Option/Stock Issuance Plan (the “Prior Plans”) that are repurchased, forfeited, expire or are cancelled on or after the effective date of the 2012 Plan.

Pursuant to the Restated Plan, an additional 950,000 shares will be reserved for issuance under the Restated Plan over the existing share reserve under the 2012 Plan. Additionally, the evergreen provision has been removed from the Restated Plan such that any increase the total number of shares of common stock that may be issued under the Restated Plan must be approved by our stockholders, and, forfeited Prior Plan awards will no longer be added to the share reserve under the Restated Plan.

All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”

Addition of Incentive Stock Option Limitation. The Restated Plan contains a limit of 20,390,000 shares on the number of shares that may be issued upon exercise of incentive stock options, or ISOs, following the effective date of the Restated Plan.

Fungible Share Reserve. Under the Restated Plan, the number of shares available for issuance will be reduced by 1.5 shares (the “Fungible Share Counting Ratio”) for each share subject to any award other than an option, stock appreciation right (“SAR”) or other award for which the holder pays the intrinsic value as of the date of grant (each, a “Full Value Award”) granted after the effective date of the Restated Plan.

Prohibition on Liberal Share Recycling. The Restated Plan prohibits shares tendered or withheld for the payment of tax obligations on an award or in payment of the exercise price of an option from being added back to the share reserve, in addition to prohibiting other practices considered to be liberal share recycling.

Minimum Vesting Provision. Subject to limited exceptions, no awards granted under the Restated Plan may vest until the first anniversary of the grant date.

Removal of Fixed Term; Extension of Period to Grant Incentive Stock Options. The 2012 Plan will expire in January 2022. The Restated Plan will not have a fixed term and will continue until terminated by our board of directors or the share reserve thereunder is exhausted. However, in no event may ISOs be granted under the Restated Plan after the tenth anniversary of the date the Restated Plan was approved by our board of directors.

Prohibition on Repricing. The 2012 Plan permits the repricing of outstanding options or SARs without stockholder approval. Other than pursuant to the provisions of the Restated Plan described below under the headings “Adjustments” and “Corporate Transactions,” under the Restated Plan, the plan administrator may not without the approval of the company’s stockholders (1) lower the exercise price of an option or SAR after it is granted or (2) cancel an option or SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award.

Other Amendments. The Restated Plan makes certain changes to the 2012 Plan intended to reflect compensation and governance best practices or to conform the plan to our current practices as follows:

•

Limitations on Dividend and Dividend Equivalent Payments on Unvested Awards. The Restated Plan provides that dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. In addition, neither dividends nor dividend equivalents may be paid on options or stock appreciation rights.

•

Removal of Section 162(m) Provisions. Section 162(m) of the Internal Revenue Code, or the Code, prior to the Tax Cuts and Jobs Act of 2017 (the “TCJA”), allowed performance-based compensation that met certain requirements to be tax deductible regardless of amount. This qualified performance-based compensation exception was repealed as part of the TCJA. We have removed certain provisions from the Restated Plan which were otherwise required for awards to qualify as performance-based compensation under the Section 162(m) exception prior to its repeal, but have retained the limit on the number of shares subject to awards that may be granted to an individual in any calendar year and the limit on the amount of cash that may be paid pursuant to awards granted to an individual in any calendar year.

•

Limitations on Grants to Directors. The Restated Plan provides for limitations on grants to non-employee directors such that the sum of the grant date fair value of all equity awards and the maximum amount that may become payable pursuant to all cash-based awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year of the company may not exceed $1,000,000.

•

Tax Withholding. The Restated Plan permits the plan administrator to allow for the withholding or surrender of shares in satisfaction of tax withholding with respect to awards with a value up to the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America).

The Restated Plan is not being amended in any material respect other than to reflect the changes described above.

Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation

We believe that the adoption of the Restated Plan is essential to our success. Equity awards are intended to motivate high levels of performance, align the interests of our directors, employees and consultants with those of our stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in our company and providing a means of recognizing their contributions to the success of our company. Our board of directors and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help our company meet its goals.

Our equity incentive program is broad-based. As of February 28, 2021, all 142 of our employees had received grants of equity awards, four of our approximately 50 current consultants had received grants of equity awards and all six of our non-employee directors had received grants of equity awards. We believe we must continue to offer a competitive equity compensation plan in order to attract, retain and motivate the industry-leading talent imperative to our continued growth and success.

Outstanding Awards Under Existing Plans—Ability to Grant Future Equity Awards is Limited

The table below presents information about the number of shares that were subject to various outstanding equity awards under our equity plans, and the shares remaining available for issuance under each such plan, each at February 28, 2021. The existing 2012 Plan is the only equity incentive plan we currently have in place under which we can grant awards (other than the shares available for purchase under our 2012 Employee Stock Purchase Plan, or the 2012 ESPP, as further described in Proposal 4 below). For information about the shares remaining available for issuance under our 2012 ESPP, see Proposal 4 below.

	Number of Shares	As a % of Shares Outstanding(1)	Dollar Value(2)
Amended and Restated 2002 Equity Incentive Plan
Options outstanding	11,438	0.02%	$775,954
Weighted average exercise price of outstanding options	$6.90
Weighted average exercise remaining term of outstanding options	0.43 years
2012 Plan
Options outstanding	7,695,105	11.05%	$522,035,923
Weighted average exercise price of outstanding options	$19.38
Weighted average exercise remaining term of outstanding options	6.55 years
Restricted stock units outstanding	429,919	0.62%	$29,165,705
Restricted stock awards outstanding	13,980	0.02%	$948,403
Shares available for future issuance under the 2012 Plan	4,393,589	6.31%	$298,061,078
Restated Plan
Proposed increase to share reserve under Restated Plan (over existing share reserve under 2012 Plan	950,000	1.36%	$64,448,000

(1)	Based on 69,613,267 shares of our common stock outstanding as of February 28, 2021.
(2)	Based on the closing price of our common stock on February 26, 2021 of $67.84 per share.

Background for the Determination of the Share Reserve under the Restated Plan

In determining whether to approve the Restated Plan, our board of directors considered that:

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In setting the size of the share reserve under the Restated Plan, as described above, our board of directors also considered the historical amounts of equity awards granted by our company in the past three years. In 2018, 2019 and 2020, equity awards representing a total of approximately 2,565,372 shares, 2,531,063 shares, and 1,267,668 shares, respectively, were granted under our 2012 Plan, for an annual equity burn rate of 5.1%, 4.2% and 1.8%, respectively. This level of equity awards represents a 3-year average burn rate attributable to our 2012 Plan of 3.7% of common shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the number of common shares outstanding at the end of the fiscal year.

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We expect the share authorization under the Restated Plan to provide us with enough shares for awards for approximately four years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Restated Plan could last for a shorter or longer time.

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In 2018, 2019 and 2020, our end of year overhang rate (excluding shares available for issuance under our 2012 ESPP, as described in Proposal 4) was 25%, 20% and 15%, respectively. If the Restated Plan is approved, we expect our overhang rate attributable to the Restated Plan at the end of 2021 will be approximately 19%. Overhang for this purpose is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year (excluding shares available for issuance under our 2012 ESPP, as described in Proposal 4) by (2) the number of shares outstanding at the end of the fiscal year.

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In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our board of directors has determined that the size of the share reserve under the Restated Plan is reasonable and appropriate at this time. Our board of directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated Plan.

Other Key Features of the Restated Plan

The Restated Plan reflects a broad range of compensation and governance best practices, with some of the key features of the Restated Plan as follows:

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No Increase to Shares Available for Issuance without Stockholder Approval. Without stockholder approval, the Restated Plan prohibits any alteration or amendment that operates to increase the total number of shares of common stock that may be issued under the Restated Plan (other than adjustments in connection with certain corporate reorganizations and other events).

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No Repricing of Awards. Other than pursuant to the provisions of the Restated Plan described below under the headings “Adjustments” and “Corporate Transactions,” the plan administrator may not without the approval of the company’s stockholders (1) lower the exercise price of an option or SAR after it is granted or (2) cancel an option or SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award.

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Limitations on Dividend and Dividend Equivalent Payments on Unvested Awards. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. Neither dividends nor dividend equivalents may be paid on stock options or SARs.

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No In-the-Money Option or Stock Appreciation Right Grants. The Restated Plan prohibits the grant of options or SARs with an exercise or base price less than 100% of the fair market value of our Common Stock on the date of grant.

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Fungible Share Reserve. Under the Restated Plan, the number of shares available for issuance will be reduced by 1.5 shares for each share subject to any Full Value Award granted following the effective date of the Restated Plan.

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No Liberal Share Recycling. The Restated Plan prohibits shares tendered or withheld for the payment of tax obligations on an award or in payment of the exercise price of an option from being added back to the share reserve, in addition to prohibiting other practices considered to be liberal share recycling.

•	Minimum Vesting. Subject to limited exceptions, no awards granted under the Restated Plan may vest until the first anniversary of the grant date (subject to limited exceptions).

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Independent Administration. The compensation committee of our board of directors, which consists of two or more non-employee directors, generally will administer the Restated Plan. The full board of directors will administer the Restated Plan with respect to awards granted to members of the board. The compensation committee may delegate certain of its duties and authorities to a committee of one or more directors or officers of the company for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Exchange Act, or (2) are officers of the company and have been delegated authority to grant or amend awards under the Restated Plan.

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No Automatic Change in Control Vesting for Awards. The Restated Plan does not have automatic accelerated vesting provisions for awards in connection with a change of control (other than in connection with the non-assumption of awards).

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Limitations on Grants. The maximum number of shares pursuant to awards under the Restated Plan that may be granted to any one person during any calendar year is 2,000,000 and the maximum aggregate amount of cash that may be paid to any one person pursuant to awards under the Restated Plan during any calendar year is $5,000,000. The foregoing per-participant limits are unchanged from the 2012 Plan.

In addition, the sum of the grant date fair value of all equity awards and the maximum amount that may become payable pursuant to all cash-based awards that may be granted as compensation for services as a non-employee director may not exceed $1,000,000.

Stockholder Approval

In general, stockholder approval of the Restated Plan will implement the foregoing share reserve increase and extension of the term while (1) complying with the terms of the 2012 Plan regarding amendments, (2) meeting the stockholder approval requirements of Nasdaq, and (3) allowing us to continue to grant ISOs as defined in Section 422 of the Code. If the Restated Plan is not approved by our stockholders, the Restated Plan will not become effective, the 2012 Plan will continue in full force and effect, and we may continue to grant awards under the 2012 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Summary of the Restated Plan

The principal features of the Restated Plan are summarized below, but the summary is qualified in its entirety by reference to the Restated Plan itself, which is attached as Appendix A to this proxy statement.

Securities Subject to the Restated Plan

As of February 28, 2021, a total of 19,440,000 shares of our common stock are authorized for issuance under the 2012 Plan. Pursuant to the Restated Plan, the number of shares of our common stock authorized for issuance as of the effective date of the Restated Plan will be increased to 20,390,000. The aggregate number of shares available for issuance under the Restated Plan will be reduced by one share for each award granted under the 2012 Plan prior to the effective date of the Restated Plan, one share for each award other than a Full Value Award granted following the effective date of the Restated Plan, and by the Fungible Share Counting Ratio (or 1.5 shares) for each Full Value Award granted following the effective date of the Restated Plan.

If any shares subject to an award under the Restated Plan are forfeited, expire or are settled for cash, any shares subject to such award will, to the extent of such forfeiture, expiration or cash settlement, be available for future grants under the Restated Plan in an amount corresponding to the reduction in the share reserve previously made in respect of such award. However, the following shares may not be used again for grant under the Restated Plan: (1) shares tendered or withheld to satisfy the exercise price of an option; (2) shares tendered or withheld to satisfy the tax withholding obligations with respect to an award; (3) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise; and (4) shares purchased on the open market with the cash proceeds from the exercise of options. If any shares of restricted stock are forfeited by a participant or repurchased by us pursuant to the Restated Plan, such shares shall again be available for future grant or sale under the Restated Plan in an amount corresponding to the reduction in the share reserve previously made in respect of such award. The payment of dividend equivalents in cash in conjunction with any outstanding awards shall not be counted against the shares of stock available for issuance under the Restated Plan.

To the extent permitted by applicable law or any exchange rule, and subject to certain other restrictions, shares issued in assumption of, or in substitution for, any outstanding awards or shares available under a pre-existing plan of an entity acquired by the company or any of its subsidiaries that was approved by shareholders and not adopted in contemplation of such acquisition will not be counted against the shares available for grant under the Restated Plan.

In no event will more than 20,390,000 shares of common stock be issuable pursuant to the exercise of ISOs following the effective date of the Restated Plan.

Administration

The compensation committee of our board of directors will generally administer the Restated Plan (except with respect to any award granted to non-employee directors, which must be administered by our full board of directors). Unless otherwise determined by the board of directors, the members of the compensation committee are intended to each be a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “independent director” under the rules of any securities exchange on which the shares of our common stock are listed. The board of directors or the compensation committee may delegate certain of its duties and authorities to a committee of one or more directors or officers of the company for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Exchange Act, or (2) are officers of the company and have been delegated authority to grant or amend awards under the Restated Plan. The compensation committee, the board of directors or any such subcommittee to which authority to grant awards has been delegated are referred to herein as the “plan administrator.” Subject to the terms and conditions of the Restated Plan, the plan administrator has the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, the number of awards to grant, the number of shares to be subject to such awards, and the terms and conditions of such awards, and to make all other determinations and decisions and to take all other actions necessary or advisable for the administration of the Restated Plan. The plan administrator is also authorized to establish, adopt, amend or revise rules relating to administration of the Restated Plan. Our board of directors may at any time revest in itself the authority to administer the Restated Plan.

Eligibility

Options, SARs, restricted stock and other awards under the Restated Plan may be granted to individuals who are then our officers or employees or are the officers or employees of any of our subsidiaries. Such awards may also be granted to our non-employee directors and consultants but only employees may be granted ISOs. As of February 28, 2021, we had six non-employee directors, 142 employees and approximately 50 consultants, six of whom would have been eligible for awards under the Restated Plan had it been in effect on such date. The closing share price per share for our common stock on the Nasdaq Stock Market on February 26, 2021 was $67.84.

Awards

The Restated Plan provides that the plan administrator may grant or issue stock options, SARs, restricted stock, restricted stock units, dividend equivalents, stock payments, and performance awards, or any combination thereof. The plan administrator will consider each award grant subjectively, considering factors such as the individual performance of the recipient and the anticipated contribution of the recipient to the attainment of our long-term goals. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

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Nonqualified stock options, or NQSOs, provide for the right to purchase shares of our common stock at a specified price which may not be less than the fair market value of a share of common stock on the date of grant, and usually will become exercisable (at the discretion of the plan administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of performance targets established by the plan administrator. NQSOs may be granted with any term of up to ten years after the date of grant.

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Incentive stock options, or ISOs, are designed to comply with the provisions of the Code and are subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within the ten years after the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our capital stock, the Restated Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant.

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Restricted stock may be granted to participants and made subject to such restrictions as may be determined by the plan administrator. Typically, restricted stock may be forfeited for no consideration if the conditions or restrictions are not met, and it may not be sold or otherwise transferred to third parties until restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, may have voting rights prior to the time when the restrictions lapse, provided that any dividends paid on unvested shares will be subject to the same vesting conditions as the underlying unvested shares.

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Restricted stock units may be awarded to participants, typically without payment of consideration or for a nominal purchase price, but subject to vesting conditions including continued employment or on performance criteria established by the plan administrator. Like restricted stock, restricted stock units may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units will have no voting or dividend rights prior to the time when vesting conditions are satisfied. In addition, dividend equivalents may not be paid on restricted stock units unless the underlyling restricted stock units vest.

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SARs granted under the Restated Plan typically provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the SAR. The exercise price of a SAR may not be less than the fair market value of a share of common stock on the date of grant. SARs granted under the Restated Plan may not have a term in excess of ten years from the date of grant. The plan administrator may elect to pay SARs in cash or in common stock or in a combination of both.

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Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the awards held by the participant. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. Neither dividends nor dividend equivalents may be paid on stock options or SARs.

•	Stock payments may be authorized by the plan administrator in the form of common stock or an option or other right to purchase common stock as part of a deferred compensation arrangement, made in lieu of all or any part of compensation, including bonuses, that would otherwise be payable to employees, consultants or members of our board of directors.

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Performance awards, including performance stock units and other cash bonus, stock bonus or other incentive awards, may be authorized by the plan administrator. The value of performance awards may be linked to any one or more performance criteria determined by the plan administrator on a specified date or over a specified period determined by the plan administrator.

Performance Criteria

The plan administrator may grant awards that are paid, vest or become exercisable upon the attainment of company performance criteria which may be related to one or more performance criteria as applicable to our performance or the performance of a division, business unit or an individual, which performance criteria may include, but are not limited to: net earnings (either before or after interest, taxes, depreciation and amortization); gross or net sales or revenue; net income (either before or after taxes); adjusted net income; operating earnings; cash flow (including, but not limited to, operating cash flow and free cash flow); return on assets; return on capital; return on stockholders’ equity; total stockholder return; return on sales; gross or net profit or operating margin; operating or other costs and expenses; improvements in expense levels; working capital; earnings per share; adjusted earnings per share; the price per share of our common stock; regulatory body approval for commercialization of a product; implementation or completion of critical projects; market share; economic value; comparisons with various stock market indices; capital raised in financing transactions or other financing milestones; stockholders’ equity; market recognition (including but not limited to awards and analyst ratings); financial ratios; and implementation, completion or attainment of objectively determinable objectives relating to research, development, regulatory, commercial, or strategic milestones or developments. These performance criteria may be measured in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

The plan administrator may provide for adjustments for such items as it determines are appropriate, in its discretion, which may include, but are not limited to, one or more of the following: items related to a change in accounting principle, items relating to financing activities, expenses for restructuring or productivity initiatives, other non-operating items, items related to acquisitions, items attributable to the business operations of any entity acquired by us during the performance period, items related to the disposal of a business of segment of a business, items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards, items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period, any other items of significant income or expense which are determined to be appropriate adjustments, items relating to unusual, infrequently occurring or non-recurring charges, events or developments, items related to amortization of acquired intangible assets, items that are outside the scope of our core, on-going business activities, items relating to acquired in-process research and development, items relating to changes in tax laws, items relating to major licensing or partnership arrangements, items relating to asset impairment charges, items relating to gains or losses for litigation, arbitration and contractual settlements, or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

Minimum Vesting

Awards granted under the Restated Plan may vest no earlier than the first anniversary of the date of grant, provided that such minimum vesting requirement will not apply to: (i) awards delivered in lieu of fully-vested cash-based awards under the Restated Plan (or other fully-vested cash awards or payments); (ii) awards to non-employee directors for which the vesting period runs from the date of one annual meeting of stockholders to the date of the next annual meeting of stockholders that is at least 50 weeks after the preceding year’s annual meeting; or (iii) any other awards that result in an issuance of up to 5% of the shares reserved for issuance under the Restated Plan as of its effective date. In addition, the plan administrator may accelerate the vesting of an award in connection with or following a participant’s death, disability, termination of service or a change in control.

Limitations on Awards

The maximum number of shares pursuant to awards under the Restated Plan that may be granted to any one person during any calendar year is 2,000,000 and the maximum aggregate amount of cash that may be paid to any one person pursuant to awards under the Restated Plan during any calendar year is $5,000,000. In addition, the sum of the grant date fair value of all equity awards and the maximum amount that may become payable pursuant to all cash-based awards that may be granted as compensation for services as a non-employee director may not exceed $1,000,000.

Tax Withholding

The Restated Plan permits the plan administrator to allow for the withholding or surrender of shares in satisfaction of tax withholding with respect to awards with a value up to the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America).

Transferability of Awards

Unless the plan administrator provides otherwise, the Restated Plan generally does not allow for the transfer of awards, and only the recipient of an option or SAR may exercise such an award during his or her lifetime.

Forfeiture, Recoupment and Clawback Provisions

Pursuant to its general authority to determine the terms and conditions applicable to awards under the Restated Plan, the plan administrator has the right to provide, in an award agreement or otherwise, that an award shall be subject to the provisions of any recoupment or clawback policies implemented by us, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

Adjustments

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of our common stock or the share price of our common stock other than an equity restructuring (as defined in the Restated Plan), the plan administrator may make such equitable adjustments, if any, as the plan administrator in its discretion may deem appropriate to reflect such change with respect to (1) the aggregate number and type of shares that may be issued under the Restated Plan (including individual award limits, the limit on ISOs under the Restated Plan and the manner in which shares subject to full value awards are counted), (2) the number and type of shares subject to outstanding awards, (3) the number and type of shares for which any automatic grants to non-employee directors are made, (4) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (5) the grant or exercise price per share for any outstanding awards under the plan. If there is any equity restructuring, (1) the number and type of securities subject to each outstanding award and the grant or exercise price per share for each outstanding award, if applicable, will be proportionately adjusted, and (2) the plan administrator will make proportionate adjustments to reflect such equity restructuring with respect to the aggregate number and type of shares that may be issued under the Restated Plan (including individual award limits, the limit on ISOs under the Restated Plan and the manner in which shares subject to full value awards are counted). Adjustments in the event of an equity restructuring will not be discretionary. The plan administrator also has the authority under the Restated Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards.

Corporate Transactions

In the event of a change in control where the acquirer does not assume awards granted under the Restated Plan, awards issued under the Restated Plan will be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable. Under the Restated Plan, a change in control is generally defined as:

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a transaction or series of related transactions (other than an offering of our stock to the general public through a registration statement filed with the SEC) whereby any person or entity or related group of persons or entities (other than us, our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a person or entity that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition;

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during any two-year period, individuals who, at the beginning of such period, constitute our board of directors together with any new director(s) whose election by our board of directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors; or

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our consummation (whether we are directly or indirectly involved through one or more intermediaries) of (1) a merger, consolidation, reorganization, or business combination or (2) the sale, exchange or transfer of all or substantially all of our assets in any single transaction or series of transactions or (3) the acquisition of assets or stock of another entity, in each case other than a transaction: (x) which results in our voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into our voting securities or the voting securities of the person that, as a result of the transaction, controls us, directly or indirectly, or owns, directly or indirectly, all or substantially all of our assets or otherwise succeeds to our business (we or such person being referred to as a successor entity)) directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and (y) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, however, that no person or group is treated as beneficially owning 50% or more of combined voting power of the successor entity solely as a result of the voting power held in us prior to the consummation of the transaction.

Amendment of the Restated Plan; Repricing Prohibited

Our compensation committee or board of directors may terminate, amend or modify the Restated Plan. However, stockholder approval of any amendment to the Restated Plan will be obtained to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, or for any amendment to the Restated Plan that increases the number of shares available under the Restated Plan. No incentive stock option may be granted under the Restated Plan after the tenth anniversary of the date our board of directors approved the Restated Plan.

In addition, other than pursuant to the provisions of the Restated Plan described above under the headings “Adjustments” and “Corporate Transactions,” the plan administrator may not without the approval of the company’s stockholders (1) lower the exercise price of an option or SAR after it is granted or (2) cancel an option or SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award.

Securities Laws

The Restated Plan is intended to conform with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The Restated Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

Federal Income Tax Consequences Associated with the Restated Plan

The federal income tax consequences of the Restated Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Restated Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Restated Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary is not intended to be complete and does not describe foreign, state and local tax laws, employment, estate or gift tax considerations. The tax information summarized is not tax advice.

Stock Options and Stock Appreciation Rights. A Restated Plan participant generally will not recognize taxable income and we generally will not be entitled to a tax deduction upon the grant of a stock option or stock appreciation right. The tax consequences of exercising a stock option and the subsequent disposition of the shares received upon exercise will depend upon whether the option qualifies as an “incentive stock option” as defined in Section 422 of the Code. The Restated Plan permits the grant of options that are intended to qualify as incentive stock options as well as options that are not intended to so qualify; however, incentive stock options generally may be granted only to our employees and employees of our parent or subsidiary corporations, if any. Upon exercising an option that does not qualify as an incentive stock option when the fair market value of our stock is higher than the exercise price of the option, a Restated Plan participant generally will recognize taxable income at ordinary income tax rates equal to the excess of the fair market value of the stock on the date of exercise over the purchase price, and we (or our subsidiaries, if any) generally will be entitled to a corresponding tax deduction for compensation expense, in the amount equal to the amount by which the fair market value of the shares purchased exceeds the purchase price for the shares. Upon a subsequent sale or other disposition of the option shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Upon exercising an incentive stock option, a Restated Plan participant generally will not recognize taxable income, and we will not be entitled to a tax deduction for compensation expense. However, upon exercise, the amount by which the fair market value of the shares purchased exceeds the purchase price will be an item of adjustment for alternative minimum tax purposes. The participant will recognize taxable income upon a sale or other taxable disposition of the option shares. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option was granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.

Upon a qualifying disposition of incentive stock option shares, the participant will recognize long term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the shares over their purchase price. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or, if less, the price at which the shares are sold) over their purchase price will be taxable as ordinary income to the participant. If there is a disqualifying disposition in the same year of exercise, it eliminates the item of adjustment for alternative minimum tax purposes. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the participant.

We will not be entitled to any tax deduction if the participant makes a qualifying disposition of incentive stock option shares. If the participant makes a disqualifying disposition of the shares, we should be entitled to a tax deduction for compensation expense in the amount of the ordinary income recognized by the participant.

Upon exercising or settling a stock appreciation right, a Restated Plan participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid or value of the shares issued upon exercise or settlement. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Restricted Stock and Restricted Stock Units. A Restated Plan participant generally will not recognize taxable income and we generally will not be entitled to a tax deduction upon the grant of restricted stock or restricted stock units. Upon the termination of restrictions on restricted stock or the payment of restricted stock units, the participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid to the participant or the amount by which the then fair market value of the shares received by the participant exceeds the amount, if any, paid for them. Upon the subsequent disposition of any shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares. However, a Restated Plan participant granted restricted stock that is subject to forfeiture or repurchase through a vesting schedule such that it is subject to a “risk of forfeiture” (as defined in Section 83 of the Code) may make an election under Section 83(b) of the Code to recognize taxable income at ordinary income tax rates, at the time of the grant, in an amount equal to the fair market value of the shares of common stock on the date of grant, less the amount paid, if any, for such shares. We will be entitled to a corresponding tax deduction for compensation, in the amount recognized as taxable income by the participant. If a timely Section 83(b) election is made, the participant will not recognize any additional ordinary income on the termination of restrictions on restricted stock, and we will not be entitled to any additional tax deduction.

Dividend Equivalents, Stock Payment Awards and Performance Awards. A Restated Plan participant will not recognize taxable income and we will not be entitled to a tax deduction upon the grant of dividend equivalents, stock payment awards or performance awards until cash or shares are paid or distributed to the participant. At that time, any cash payments or the fair market value of shares that the participant receives will be taxable to the participant at ordinary income tax rates and we should be entitled to a corresponding tax deduction for compensation expense. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Section 409A of the Internal Revenue Code. Certain types of awards under the Restated Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% federal income tax (and, potentially, certain interest penalties). To the extent applicable, the Restated Plan and awards granted under the Restated Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the company or the subsidiary for which the participant performs services should be entitled to a corresponding deduction provided that, among other things, the amount (1) meets the test of reasonableness, (2) is an ordinary and necessary business expense, (3) is not an “excess parachute payment” within the meaning of Section 280G of the Code, and (4) is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Section 162(m) Limitation. In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for covered employees, generally all named executive officers and any covered employee from a previous year, exceeds $1 million in any one year.

New Plan Benefits

Other than with respect to annual grants of options and restricted stock units or shares of restricted stock to our non-employee directors pursuant to the Restated Plan that will be made immediately following the date of the annual meeting, assuming stockholder approval of the Restated Plan, all future grants of awards under the Restated Plan are subject to the discretion of the plan administrator and it is not possible to determine the benefits that will be received in the future by participants in the Restated Plan. The equity awards to be granted to each non-employee director on the date of the annual meeting under the Restated Plan in accordance with the non-employee director compensation policy are described above under “—Director Compensation.”

Plan Benefits Under the 2012 Plan

As of February 28, 2021, each of our named executive officers and the other groups identified below have received the following option and RSU or restricted stock grants under the 2012 Plan since its inception that are outstanding:

	Stock Options Granted (#)	Restricted Stock Units/Shares of Restricted Stock Granted (#)
Thomas J. Schall, Ph.D. President and Chief Executive Officer	2,252,036	171,468
Susan M. Kanaya Executive Vice President, Chief Financial and Administrative Officer and Secretary	466,267	62,067
Markus J. Cappel, Ph.D. Chief Business Officer and Treasurer	154,340	41,701
All current executive officers as a group (4 persons)	2,959,643	275,236
All current directors who are not executive officers as a group (6 persons)	282,810	38,462
Joseph M. Feczko, M.D., nominee for director	78,527	4,660
Each associate of any directors, executive officers or nominees	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—
All employees who are not executive officers as a group (139 persons)	4,333,260	92,034

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to approve the amendment and restatement of the 2012 Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2012 EQUITY INCENTIVE AWARD PLAN.

PROPOSAL 4:

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF

THE 2012 EMPLOYEE STOCK PURCHASE PLAN

Introduction

Our stockholders are being asked to approve an amendment and restatement of our 2012 Employee Stock Purchase Plan (the “2012 ESPP”). The proposed amended and restated plan is referred to herein as the “Restated ESPP.” Our board of directors approved the Restated ESPP on March 31, 2021, subject to stockholder approval. The Restated ESPP will become effective upon stockholder approval.

Overview of Proposed Amendments

Elimination of Evergreen Provision. We strongly believe that an employee stock purchase program is a necessary and important incentive and retention tool. The 2012 ESPP was first adopted by our board of directors and approved by our stockholders in 2012 in connection with our initial public offering. As of February 28, 2021, a total of 2,000,000 shares of our common stock were reserved under the 2012 ESPP and a total of 1,143,737 shares of common stock remained available under the 2012 ESPP for future issuance. The 2012 ESPP contains an evergreen provision that provides for an annual increase in the number of shares available for issuance under the 2012 ESPP on January 1 of each year during the ten year term of the 2012 ESPP, beginning on January 1, 2013, equal to the least of 1% of our outstanding capital stock on the first day of the applicable fiscal year, or 300,000 shares (or a lesser amount determined by our board of directors). The automatic increases pursuant to the evergreen provision of the 2012 ESPP have been made since 2013, and these increases are included in the current share reserve under the 2012 ESPP set forth above.

The Restated ESPP will not include an evergreen provision, and the share reserve under the Restated ESPP will be the same as the existing share reserve under the 2012 ESPP.

All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”

Removal of Fixed Term. The 2012 ESPP will expire in January 2022. The Restated ESPP will not have a fixed term and will continue until terminated by our board of directors or the share reserve thereunder is exhausted.

The Restated ESPP is not being amended in any material respect other than to reflect the changes described above.

Shares Available Under Existing ESPP

The table below presents information about the number of shares remaining available for issuance under the 2012 ESPP at February 28, 2021.

The 2012 ESPP and our 2012 Plan are the only equity incentive plans we currently have in place pursuant to which awards may still be granted. For information about outstanding equity awards or shares that may be available for future issuance under our other equity compensation plans, including the 2012 Plan, see Proposal 3 above.

	Number of Shares	As a % of Shares Outstanding(1)	Dollar Value(2)
2012 ESPP
Shares available for grant under the 2012 ESPP	1,143,737	1.6%	$77,591,118

(1)	Based on 69,613,267 shares of our common stock outstanding as of February 28, 2021.
(2)	Based on the closing price of our common stock on February 26, 2021, of $67.84 per share.

Background for the Determination of the Share Reserve under the Restated ESPP

In determining whether to approve the Restated ESPP, our board of directors considered that:

•

Unless the Restated ESPP is authorized and approved by our stockholders, upon the expiration of the 2012 ESPP, we will lose a powerful incentive and retention tool for employees that benefits all of our stockholders. The extension of the term of the Restated ESPP will enable us to continue our policy of equity ownership by employees as an incentive to contribute to our success.

•

Based on the three-year historical average share usage under the 2012 ESPP described below, we expect the proposed aggregate share reserve under the Restated ESPP will be sufficient for the next several years of purchases, assuming employee participation in the Restated ESPP is consistent with historical levels, and further dependent on the changes in our stock price and future hiring activity, which we cannot predict with any degree of certainty at this time. The share reserve under the Restated ESPP could last for a shorter or longer time.

•

In setting the size of the share reserve under the Restated ESPP, as described above, our board of directors also considered the historical amounts of shares issued by the company under the 2012 ESPP in the past three years. In 2018, 2019 and 2020, a total of approximately 88,784 shares, 71,653 shares, and 79,161 shares, respectively, were issued under our 2012 ESPP, for an annual equity burn rate with respect to the 2012 ESPP of 0.2%, 0.1% and 0.1%, respectively. Equity burn rate for this purpose is calculated by dividing the number of shares issued under the 2012 ESPP during the fiscal year by the number of common shares outstanding at the end of the fiscal year.

•

In 2018, 2019 and 2020, our end of year overhang rate attributable to the 2012 ESPP was 0.8%, 1.0% and 1.2%, respectively. If the Restated ESPP is approved, we expect our overhang at the end of 2021 attributable to the Restated ESPP will be approximately 1.6%. Overhang for this purpose is calculated by dividing (1) the shares remaining available for future issuance under the 2012 ESPP at the end of the fiscal year by (2) the number of common shares outstanding at the end of the fiscal year.

•

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our board of directors has determined that maintaining the size of the share reserve under the Restated ESPP is reasonable and appropriate at this time. Our board of directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated ESPP.

Stockholder Approval

In general, stockholder approval of the Restated ESPP will implement the extension of the term while (1) complying with the terms of the 2012 ESPP regarding amendments, and (2) allowing us to continue to grant purchase rights under the Restated ESPP that are intended to qualify for favorable tax treatment under Section 423 of the Code. If the Restated ESPP is not approved by our stockholders, the Restated ESPP will not become effective, the 2012 ESPP will continue in full force and effect, and we may continue to grant purchase rights under the 2012 ESPP, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Summary of the Restated ESPP

The principal features of the Restated ESPP are summarized below, but the summary is qualified in its entirety by reference to the Restated ESPP itself, which is attached as Appendix B to this proxy statement.

Purpose

The purpose of the Restated ESPP is to assist our eligible employees in acquiring a stock ownership interest in our company and to help our eligible employees provide for their future security and to encourage them to remain in our employment.

Securities Subject to the Restated ESPP

A total of 2,000,000 shares of our common stock are authorized for issuance under the Restated ESPP, which is the same as the number of shares authorized for issuance under the 2012 ESPP. Such reserve may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”

Administration

The compensation committee of our board of directors (or another committee to which the board has delegated administration of the Restated ESPP) will administer the Restated ESPP and will consist solely of two or more members of the board of directors, each of whom is a non-employee director within the meaning of Rule 16b-3 of the Exchange Act. The plan administrator has the power, subject to the provisions of the Restated ESPP, to determine when and how rights to purchase shares of common stock will be granted and the provisions of each offering of such rights, to designate participating subsidiaries in the Restated ESPP, to construe and interpret the Restated ESPP and rights granted under it and to amend the Restated ESPP.

The plan administrator may provide for special terms to facilitate participation in the Restated ESPP by employees who are citizens or residents of a foreign jurisdiction or are employed by a participating subsidiary outside of the United States to accommodate differences in local law, tax policy or custom.

Eligibility

Only employees of the company (or any of its subsidiaries designated by the plan administrator) whose customary employment is for more than 20 hours per week and for five months in any calendar year may participate in the Restated ESPP. In addition, the plan administrator may require that each employee has been continuously employed for such period preceding the grant as the plan administrator may require, but in no event will the required period of continuous employment be greater than two years. The plan administrator also has the power to exclude our employees who are “highly compensated” as defined in the Code. No employee is eligible to participate in the Restated ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the company or any of its parent or subsidiary corporations.

In addition, if the grant of a purchase right under the Restated ESPP to any employee of a designated subsidiary who is a citizen or resident of a foreign jurisdiction would be prohibited under the laws of such foreign jurisdiction or the grant of a purchase right to such employee in compliance with the laws of such foreign jurisdiction would cause the Restated ESPP to violate the requirements of Section 423 of the Code, as determined by the plan administrator in its sole discretion, such employee will not be permitted to participate in the Restated ESPP.

Eligible employees become participants in the Restated ESPP by enrolling and authorizing payroll deductions by the deadline established by the plan administrator prior to the relevant offering date. Directors who are not employees are not eligible to participate. Employees who choose not to participate, or are not eligible to participate at the start of an offering period but who become eligible thereafter, may enroll in any subsequent offering period.

As of February 28, 2021, there were 142 employees who were eligible to participate in the 2012 ESPP and who would have been eligible to participate in the Restated ESPP if it had been in effect on such date and had the subsidiaries for whom such employees work been designated as designated subsidiaries under the Restated ESPP as of such date, 82 of whom were participating in the 2012 ESPP.

Participation in an Offering

Offering Periods and Purchase Periods. The Restated ESPP is implemented by offerings of rights to all eligible employees from time to time. Under applicable law and the terms of the Restated ESPP, the maximum length for an offering period under the Restated ESPP is 27 months. Each offering period consists of one or more purchase dates as determined by the plan administrator. Pursuant to the terms of our current offering periods under the Restated ESPP, a new offering period will automatically begin on each May 15 and November 15 and end on each May 14 and November 14 each year, with purchase occurring on the last trading day of the offering period.

Enrollment in the Restated ESPP. Eligible employees enroll in the Restated ESPP by delivering to us an agreement authorizing payroll deductions in an amount up to the maximum amount approved by the plan administrator. Pursuant to the Restated ESPP, such payroll deductions will be limited to a maximum percentage specified by the plan administrator (which will be 15% in the absence of any designation). A participant may increase or decrease his or her participation level at any time with such change to be effective commencing as of the next offering period. A participant may also increase or his or her participation level during an offering period, provided that the plan administrator may limit the number of changes that may be made during each offering period (and in the absence of any designation, a participant shall be allowed two changes during each offering period). All payroll deductions made for a participant are credited to the participant’s account under the Restated ESPP and are included with the general funds of the company, unless otherwise required by applicable law. Funds received upon sales of stock under the Restated ESPP are used for general corporate purposes. In general, no interest will be paid on participant accounts.

Purchase Price. Unless otherwise determined by the plan administrator, the purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the applicable purchase date (provided that the purchase price will not be less than 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the applicable purchase date). The fair market value per share of our common stock under the Restated ESPP is generally the closing sale price of our common stock on the Nasdaq Stock Market on the date for which fair market value is being determined, or if there is no closing sales price for a share of our common stock on the date in question, the closing sales price for a share of common stock on the last preceding date for which such quotation exists. The closing price per share of our common stock on the Nasdaq Stock Market on February 26, 2021, was $67.84.

Purchase of Stock. In connection with offerings made under the Restated ESPP, the plan administrator may specify from time to time a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants. In the absence of any designation, the maximum number of shares that may be purchased by a single participant during an offering period is 20,000 shares. In addition, no employee may purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans (intended to qualify as such under Section 423(b) of the Code) of our company and its parent and subsidiary corporations for each calendar year in which the purchase rights are outstanding at any time. If the aggregate number of shares to be purchased upon exercise of all outstanding purchase rights would exceed the foregoing limits, the plan administrator may make a uniform and equitable allocation of available shares.

Participation in and Withdrawal from the Restated ESPP. Enrolled employees will automatically participate in subsequent offerings, provided the participant has not withdrawn from the Restated ESPP, continues to meet the eligibility requirements, and has not terminated employment with us. A participant may withdraw from a given offering without affecting his or her eligibility to participate in future offerings under the Restated ESPP. Upon any withdrawal from an offering by the participant, we will distribute to the participant his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the participant’s behalf during such offering, and such employee’s rights in the offering will be automatically terminated.

Termination of Employment. Unless otherwise specified by the plan administrator, a participant’s rights under any offering under the Restated ESPP terminate immediately upon cessation of an employee’s employment for any reason (subject to any post-employment participation period required by law), and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Adjustments

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the common stock of the company or the share price of the common stock, the plan administrator will make equitable adjustments, if any, to reflect such changes in the number and type of shares reserved under the Restated ESPP, the per offering period share limits, the number and type of shares covered by each outstanding right and the purchase price for each outstanding right.

In the event of certain significant transactions or a change in control (as defined in the Restated ESPP), the administrator of the Restated ESPP may provide for (1) either the replacement or termination of outstanding rights in exchange for cash, (2) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (3) the adjustment in the number and type of shares of stock subject to outstanding rights, (4) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next purchase date and termination of any rights under ongoing offering periods or (5) the termination of all outstanding rights.

Transferability. A participant may not transfer rights granted under the Restated ESPP other than by will, the laws of descent and distribution.

Amendment and Termination. The plan administrator of the Restated ESPP may amend, suspend or terminate the Restated ESPP. However, stockholder approval of any amendment to the Restated ESPP will be obtained for any amendment which changes the aggregate number or type of shares that may be sold pursuant to rights under the Restated ESPP, changes the corporations or classes of corporations whose employees are eligible to participate in the Restated ESPP, changes the Restated ESPP in any manner that would cause the Restated ESPP to no longer be an employee stock purchase plan within the meaning of Section 423(b) of the Code, or is required under applicable law or stock exchange rules. The Restated ESPP will continue in effect until terminated by our board of directors or the share reserve is exhausted.

Federal Income Tax Consequences Associated with the Restated ESPP

The material federal income tax consequences of the Restated ESPP under current U.S. federal income tax law are summarized in the following discussion, which deals with the general tax principles applicable to the Restated ESPP. The following discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed due to the fact that they may vary depending on individual circumstances and from locality to locality.

The Restated ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Restated ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted an option under the Restated ESPP (i.e., the first trading day of the offering period). In addition, the employee will not recognize taxable income upon the purchase of shares. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first trading day of the offering period during which the shares were purchased and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) an amount equal to the applicable discount from the fair market value of the shares as of the date of grant. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and we will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and we will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

New Plan Benefits

Because the number of shares that may be purchased under the Restated ESPP will depend on each employee’s voluntary election to participate and on the fair market value of our common stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance.

Plan Benefits under the 2012 ESPP

As of February 28, 2021, each of our named executive officers and the other groups identified below have purchased the following shares under the 2012 ESPP:

	Shares Purchased (#)	Aggregate Purchase Price ($)
Thomas J. Schall, Ph.D. President and Chief Executive Officer	—	—
Susan M. Kanaya Executive Vice President, Chief Financial and Administrative Officer and Secretary	—	—
Markus J. Cappel, Ph.D. Chief Business Officer and Treasurer	—	—
All current executive officers as a group (4 persons)	—	—
All current directors who are not executive officers as a group (6 persons)	—	—
Joseph M. Feczko, M.D., nominee for director	—	—
Each associate of any directors, executive officers or nominees	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—
All employees who are not executive officers as a group (108 persons)	856,263	$5,253,088

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to approve the amendment and restatement of the 2012 ESPP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE RESTATED ESPP.

PROPOSAL 5:

APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, our stockholders are entitled to vote at the annual meeting to provide advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our board of directors.

Although the vote is non-binding, our compensation committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. We urge stockholders to read the Compensation Discussion and Analysis section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The compensation committee and the board of directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that ChemoCentryx, Inc.’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in ChemoCentryx, Inc.’s Proxy Statement for the 2021 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the other related tables and disclosure.”

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to approve the advisory vote regarding the compensation of the named executive officers. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of March 31, 2021, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 31, 2021 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 69,742,493 shares of our common stock outstanding as of March 31, 2021. Shares of our common stock that a person has the right to acquire within 60 days of March 31, 2021 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o ChemoCentryx, Inc., 835 Industrial Road, Suite 600, San Carlos, CA 94070.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% and Greater Stockholders
FMR LLC(1) 245 Summer Street, Boston, MA 02210	10,381,262	14.9%

Vifor Pharma Ltd.(2) Rechenstrasse 37 St. Gallen Switzerland 9000	9,194,085	13.2%

Wellington Management Group LLP(3) 280 Congress Street Boston, MA 002210	6,148,679	8.8%

BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	4,804,697	6.9%

RA Capital Management, L.P.(5) 200 Berkeley Street, 18th Floor Boston, MA 02116	4,776,548	6.8%

The Vanguard Group(6) 100 Vanguard Blvd. Malvem, PA 19355	4,747,470	6.8%

Bio-Techne Corporation(7) 614 McKinley Place, N.E. Minneapolis, MN 55413	4,137,654	5.9%
Named Executive Officers and Directors
Thomas J. Schall, Ph.D.(8)	4,314,481	6.0%
Susan M. Kanaya(9)	588,714	*
Markus J. Cappel, Ph.D.(10)	142,006	*
Thomas A. Edwards(11)	148,384	*
Joseph M. Feczko, M.D.(12)	181,428	*
Rita I. Jain, M.D.(13)	38,061	*
Henry A. McKinnell, Jr., Ph.D.(14)	93,550	*
Geoffrey M. Parker(15)	187,790	*
James L. Tyree(16)	96,256	*
All directors and executive officers as a group (9 persons)(17)	5,790,670	8.0%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)	Information regarding these shares is based in part on the Schedule 13G/A filed by FMR LLC with the SEC on February 8, 2021.
(2)

Includes 5,860,752 shares as a result of Vifor Pharma Ltd.’s (“Vifor Pharma”) indirect ownership of 100% of the equity interests of Vifor (International) Ltd., and 3,333,333 shares deemed to be beneficially held by

Vifor Pharma as a result of Vifor Pharma’s indirect ownership of 55% of the equity interests of Vifor Fresenius Medical Care Renal Pharma Ltd. Information regarding these shares is based in part on the Form 4 filed by Vifor Pharma with the SEC on August 8, 2020.
(3)

Wellington Management Group LLP is the parent holding company of certain holding companies and one or more of the following investment advisors (the “Wellington Investment Advisors”): Wellington Management Group LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd, and Wellington Management Australia Pty Ltd. These shares are owned of record by clients of the Wellington Investment Advisors. Information regarding these shares is based in part on the Schedule 13G/A filed with the SEC on February 3, 2021.

(4)	Information regarding these shares is based in part on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 29, 2021.
(5)

Includes 4,316,653 shares held by RA Capital Healthcare Fund, L.P. (the “Fund”) and 459,895 shares held in a separately managed account (the “RA Account”). RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and the Account and may be deemed a beneficial owner, for purposes of Section 13(d) of the Exchange Act, of any securities held by the Fund and the RA Account. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio. Because the Fund has divested voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, the Fund disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Exchange Act and therefore disclaim any obligation to report ownership of the reported securities under Section 13(d) of the Exchange Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Exchange Act, of any securities beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the securities reported in the Schedule 13G Statement filed by the foregoing persons with the SEC on February 16, 2021. Information regarding these shares is based in part on the Schedule 13G filed by the foregoing persons with the SEC on February 16, 2021.

(6)	Information regarding these shares is based in part on the Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2021.
(7)	Includes warrants to acquire 150,000 shares of our common stock. Information regarding these shares is based in part on the Schedule 13G filed by Bio-Techne Corporation with the SEC on April 15, 2019.
(8)	Includes 2,005,601 shares subject to stock options granted to Dr. Schall that are exercisable within 60 days of March 31, 2021.
(9)	Includes 118,765 shares held by Kanaya Family Trust and 378,632 shares subject to stock options granted to Ms. Kanaya that are exercisable within 60 days of March 31, 2021.
(10)	Includes 56,180 shares subject to stock options granted to Dr. Cappel that are exercisable within 60 days of March 31, 2021.
(11)	Includes 28,527 shares subject to stock options granted to Mr. Edwards that vest within 60 days of March 31, 2021.
(12)	Includes 78,527 shares subject to stock options granted to Dr. Feczko that vest and are exercisable within 60 days of March 31, 2021.
(13)	Includes 4,660 shares of restricted stock or restricted stock units and 15,175 shares subject to stock options granted to Dr. Jain that vest and are exercisable within 60 days of March 31, 2021.
(14)	Includes 28,527 shares subject to stock options granted to Dr. McKinnell that vest and are exercisable within 60 days of March 31, 2021.
(15)	Includes 4,660 shares of restricted stock or restricted stock units and 53,527 shares subject to stock options granted to Mr. Parker that vest and are exercisable within 60 days of March 31, 2021.
(16)	Includes 4,660 shares of restricted stock or restricted stock units and 78,527 shares subject to stock options granted to Mr. Tyree that vest and are exercisable within 60 days of March 31, 2021.

(17)

Includes an aggregate of 13,980 shares of restricted stock or restricted stock units and 2,723,223 shares subject to stock options that vest and are exercisable by our executive officers and directors within 60 days of March 31, 2021.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers

The following table sets forth information regarding our executive officers as of March 31, 2021:

Name	Age	Position(s)
Thomas J. Schall, Ph.D.	61	President, Chief Executive Officer and Chairman
Tausif Butt	55	Executive Vice President, Chief Operating Officer
Susan M. Kanaya	58	Executive Vice President, Chief Financial and Administrative Officer and Secretary
Markus J. Cappel, Ph.D.	60	Chief Business Officer and Treasurer

The biography of Thomas J. Schall, Ph.D. can be found under “Proposal 1—Election of Directors.”

Tausif Butt has served as our Executive Vice President, Chief Operating Officer since February 2021. Prior to joining us, Mr. Butt served as the Senior Vice President of Latin America for AstraZeneca from 2019 to 2021 and U.S. Vice President, Respiratory from 2015 to 2018 and U.S. Vice President of Sales, Primary Care from 2014 to 2015. Prior to this, Mr. Butt held several marketing and sales leadership roles with GlaxoSmithKline from March 2000 to 2014 and from 1990 to 1993. He also worked in sales and marketing roles at Sanofi from 1993 to 2000. Mr. Butt began his career as a retail pharmacist, having received a degree in Pharmacy from the University of Brighton in the United Kingdom. He also holds an MSc in Management from Imperial College, University of London.

The biography of Susan M. Kanaya can be found under “Proposal 1—Election of Directors.”

Markus J. Cappel, Ph.D. has served as our Chief Business Officer since February 2007, and Treasurer since August 2004. From March 2003 to February 2007, he served as our Senior Vice President of Corporate and Business Development. From October 2001 to March 2003, Dr. Cappel served as our Vice President of Business Development. Prior to joining us, Dr. Cappel served as Vice President of Business Development at Alkermes, Inc., a biotechnology company, from 1998 to 2001. Prior to this, he served as Director of Business Development with Millennium Pharmaceuticals as well as in various business development roles at Cygnus, Inc., a biotechnology company. Dr. Cappel received his B.S. in pharmacy and his Ph.D. in pharmaceutics from J.W. Goethe University, Frankfurt, Germany, and his M.B.A. from Harvard Business School. Dr. Cappel also completed postdoctoral studies in pharmaceutics at the University of Michigan.

Compensation Discussion and Analysis

This compensation discussion and analysis provides information about the material elements of our executive compensation program for our “named executive officers,” consisting of the following persons:

•	Thomas J. Schall, Ph.D., our President, Chief Executive Officer and Chairman;

•	Susan M. Kanaya, our Executive Vice President, Chief Financial and Administrative Officer and Secretary; and

•	Markus J. Cappel, Ph.D., our Chief Business Officer and Treasurer.

Objectives of our Executive Compensation Program

We recognize that the ability to excel depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees. To this end, the key objectives of our executive compensation program are:

•	To attract, engage and retain an executive team who will provide leadership for our future success by providing competitive total pay opportunities.

•	To establish a direct link between our business results, individual executive performance and total executive compensation.

•	To align the interests of our executive officers with those of our stockholders.

The primary elements of our executive compensation program are (1) base salary, (2) annual cash incentives, (3) long-term equity incentives, (4) post-termination benefits, and (5) other benefits, such as health insurance and retirement benefits. We believe that each component aligns the interests of our named executive officers with the interests of our stockholders in different ways, whether through focusing on short-term or long-term performance, promoting an ownership mentality toward one’s job, or linking individual performance to our performance.

In general, the majority of our named executive officers’ total compensation is tied directly to corporate performance, increases in our stock price, or both. Specific elements of our executive compensation program that demonstrate our pay-for-performance philosophy include:

•	The performance measures in our annual cash incentive program are linked to key corporate objectives.

•	Corporate achievement determines all of each executive’s annual bonus opportunity.

•	Our long-term equity incentives are primarily granted in the form of stock options, which provide value to our executives only if our stock price increases.

This mix of compensation is intended to ensure that total compensation reflects our overall success or failure and to motivate executive officers to meet appropriate performance measures. In determining each element of compensation for any given year, our board of directors and our compensation committee consider and determine each element individually and then review the resulting total compensation and determine whether it is reasonable and competitive. We do not have a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

We believe that the total compensation received by our named executive officers relating to 2020 was appropriate when viewed in light of our corporate achievements during 2020 and the individual performance of our named executive officers.

Stockholder Advisory Vote on Named Executive Officer Compensation

At our 2018 Annual Meeting of Stockholders, we conducted a non-binding stockholder advisory vote on the compensation of our named executive officers (commonly known as a “Say-on-Pay” vote). Approximately 82.8% of the votes cast approved our executive compensation program for 2017. Our board of directors and the compensation committee consider the result of the Say-on-Pay vote in determining the compensation of our named executive officers. Based on the level of support for our executive compensation program demonstrated by the result of our most recent Say-on-Pay vote, among other factors, our board of directors and the compensation committee have determined not to implement significant changes to our executive compensation program in the past three years.

We will be conducting a Say-on-Pay vote at the Annual Meeting to which this proxy statement relates. See Proposal No. 5. We value the opinion of our stockholders. Our board of directors and the compensation committee will continue to consider the result of the Say-on-Pay vote, as well as feedback received throughout the year, when making compensation decisions for our named executive officers.

Compensation Determination Process

The compensation committee of our board of directors develops, reviews and approves each of the elements of our executive compensation program. The compensation committee also regularly assesses the effectiveness and competitiveness of our compensation programs.

In the first quarter of each year, the compensation committee evaluates the performance of each of our named executive officers during the previous year. At this time the compensation committee also reviews our performance relative to the corporate performance objectives set by the board of directors for the year under review and makes the final bonus payment determinations based on our performance and the compensation committee’s evaluation of each named executive officer’s performance. The compensation committee also reviews and adjusts, as appropriate, annual base salaries for our named executive officers and grants, as appropriate, additional stock option and/or restricted stock unit awards to our named executive officers and certain other eligible employees for the then-current fiscal year.

During the fourth quarter of each year our compensation committee also reviews our peer group for compensation determination purposes for the following year, and our board of directors reviews the corporate performance objectives for purposes of our performance bonus programs for the following year. Our Chief Executive Officer, with the assistance and support of our Chief Financial and Administrative Officer and our human resources department, aids the compensation committee by providing annual recommendations regarding the compensation of all of our named executive officers, other than himself. The compensation committee also, on occasion, meets with our Chief Executive Officer to obtain recommendations with respect to our compensation programs and practices generally. The compensation committee considers, but is not bound to accept, the Chief Executive Officer’s recommendations with respect to named executive officer compensation.

Our Chief Executive Officer and Chief Financial and Administrative Officer attend all of the compensation committee meetings, but the compensation committee also holds executive sessions that are not attended by any members of management or non-independent directors, as needed from time to time. Any deliberations or decisions regarding our Chief Executive Officer’s or Chief Financial and Administrative Officer’s compensation are made without such person being present.

Role of Compensation Consultant and Comparable Company Information

The compensation committee is authorized to retain the services of third-party compensation consultants and other outside advisors from time to time, as the committee sees fit, in connection with compensation matters. Compensation consultants and other advisors retained by the compensation committee will report directly to the compensation committee which has the authority to select, retain and terminate any such consultants or advisors.

For 2020, Compensia, an independent compensation consulting firm, was retained by the compensation committee to assist it in the determination of the key elements of the executive compensation program. Compensia reported to and was accountable to the compensation committee, and did not conduct any other work for us without the authorization of the compensation committee. Compensia provides advice to the compensation committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers in similar organizations. Compensia also advises on, among other things, structuring our various compensation programs and determining the appropriate levels of salary, bonus and equity awards payable to our named executive officers. Compensia did not provide any services to us in 2020 beyond its engagement as an advisor to the compensation committee on executive compensation matters and non-executive equity and director compensation matters with respect to competitive practices and the amounts and nature of compensation paid in similar organizations. After review and consultation with Compensia, the compensation committee has determined that Compensia is independent and there is no conflict of interest resulting from retaining Compensia currently or during the year ended December 31, 2020. In reaching these conclusions, the compensation committee considered the factors set forth in Exchange Act Rule 10C-1 and Nasdaq listing standards.

Use of Compensation Peer Group

The compensation committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. To assess our executive compensation against the competitive market, the compensation committee reviews and considers the compensation levels and practices of a select group of peer companies.

Prior to 2020, the compensation committee used a compensation peer group that it had developed, with the assistance of its compensation consultant, in October 2018 to understand the market for executive talent in the clinical-stage biotechnology and pharmaceutical sectors. Among other factors, the companies comprising that peer group were in similar phases of development as us and had market capitalizations that ranged from one-third to three times our market capitalization as well as a lead drug that was either in Phase III development or subject to a new drug application and numerous additional drugs in the development pipeline. This compensation peer group was used as a reference when the compensation committee set the compensation of our named executive officers in March 2019 for the forthcoming year.

In November 2019, following the announcement that avacopan, our orally-administered selective complement 5a receptor inhibitor, successfully completed a Phase III pivotal trial in the treatment of patients with anti-neutrophil cytoplasmic antibody-associated vasculitis (ANCA-associated vasculitis or ANCA vasculitis), the market price of our common stock increased dramatically in value resulting in a three-fold increase in our market capitalization. Since our then-existing compensation peer group comprised much smaller companies, the compensation committee directed its compensation consultant to update the peer group in consideration of these financial developments.

In January 2020, Compensia researched and identified a group of life sciences companies in similar phases of development as us for purposes of updating the peer group. In identifying companies with similar characteristics as us for inclusion in the peer group, Compensia selected companies based on the following parameters:

•	Companies in the biotechnology and pharmaceutical industries;

•

Companies with market capitalizations of approximately 0.3x to approximately 3.0x our 30-trading day average market capitalization of approximately $2.5 billion (approximately $826 million to approximately $7.4 billion);

•	Companies where the lead drug was pending approval or approved and marketed with less than $400 million in revenue;

•	Companies with a headcount of between approximately 0.33x to approximately 4.0x our estimated year-end headcount of 140 employees (approximately 47 employees to approximately 560 employees);

•	Companies with an orphan drug or rare disease business model; and

•	Companies working in the therapeutic areas of kidney disease, immune-oncology, inflammatory, and auto-immune disease.

Based on Compensia’s recommendations, the compensation committee approved the following updated compensation peer group for use in 2020:

ACADIA Pharmaceuticals	Nektar Therapeutic
Agios Pharmaceuticals	Omeros
Akebia Therapeutics	Portola Pharmaceuticals
Amicus Therapeutics	PTC Therapeutics
Apellis Pharmaceuticals	Reata
Blueprint Medicines	Retrophin
FibroGen	Theravance Biopharma
Karyopharm Therapeutics	Tricida
Ligand Pharmaceuticals	Ultragenyx Pharmaceutical

At the time of selection of the updated compensation peer group for 2020, we were at the 24th percentile of the peer group in respect of revenue and the 47th percentile of the peer group in respect of market capitalization.

Although we maintain the compensation peer group for executive compensation purposes, the peer group compensation data is limited to publicly available information and therefore does not necessarily provide comparisons for all executive officers by position as is offered by more comprehensive survey data, which has the advantage of including data on executive positions beyond what is available in public filings. In light of this, during 2020, the compensation committee also reviewed data from a custom cut of the Radford Life Sciences Survey, which included 17 of the 18 peer companies, and a custom cut of the Radford Life Sciences Survey which consisted of 33 public companies of similar size (a median market capitalization of approximately $2.3 billion) and stage of development. We believe that by using both publicly available peer group data and the survey data, the compensation committee was able to review an appropriate set of competitive data for use in making compensation decisions.

The compensation committee reviewed the foregoing comparable company data in connection with its determinations of the 2020 base salaries, target bonuses and equity awards for our named executive officers. While the compensation committee refers to the comparable company data in setting the annual compensation of our named executive officers, with the exception of our annual equity awards, it does not generally strive to set our target total direct compensation levels at a specified percentile with respect to the comparable company data. Instead of relying entirely on comparable company data to determine named executive officer compensation, the compensation committee members also rely on their judgment and experience in setting those compensation levels and making those awards. The only exception to this is with respect to annual equity awards to our named executive officers, which the compensation committee strives to set at the 62.5th percentile of our peer group for similarly-situated executives.

We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Any apportionment goal is not applied rigidly and does not control our compensation decisions, and our compensation committee does not have any formal policies for allocating compensation between long-term and short-term compensation or cash and non-cash compensation.

The compensation levels of the named executive officers reflect to a significant degree the varying roles and responsibilities of such executives. As a result of the compensation committee’s and the board of directors’ assessment of our Chief Executive Officer’s roles and responsibilities within our company, there are significant compensation differentials between him and our other named executive officers.

Executive Compensation Components

The following describes each component of our executive compensation program, the rationale for each, and how compensation amounts are determined.

Base Salaries

In general, base salaries for our named executive officers are initially established through arm’s length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience and prior salary. Base salaries of our named executive officers are approved and reviewed annually by our compensation committee and adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases may take into account an executive officer’s current salary, equity ownership, and the amounts paid to an executive officer’s peers inside our company by conducting an internal analysis, which compares the pay of an executive officer to other members of the management team. Base salaries are also reviewed in the case of promotions or other significant changes in responsibility. Base salaries are not automatically increased if the compensation committee believes that other elements of the named executive officer’s compensation are more appropriate in light of our stated objectives. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive and contingent on the achievement of performance objectives. The compensation committee also reviews comparable company information prepared by its independent compensation consultant.

Our Chief Executive Officer’s base salary is based upon the same policies and criteria used for other named executive officers as described above. Each year the compensation committee reviews the Chief Executive Officer’s compensation arrangements and his individual performance for the previous fiscal year, as well as our performance as a whole, and makes recommendations to the full board of directors of adjustments to such compensation, if appropriate.

In March 2020, the compensation committee reviewed the base salaries of our named executive officers. The compensation committee, in consultation with our Chief Executive Officer (with respect to the salaries of our other named executive officers) and its independent compensation consultant (after considering a competitive market analysis prepared by Compensia (which was based on information from the updated 2020 compensation peer group)), determined that the 2020 base salaries of our named executive officers would be increased by 9.9% for Dr. Schall, 5.1% to Ms. Kanaya, and 4.2% to Dr. Cappel, effective January 1, 2020. The base salaries paid to our named executive officers during 2020 are reflected in the “Summary Compensation Table” below.

Performance Bonuses

Each named executive officer is eligible for an annual performance bonus based upon the achievement of certain corporate performance goals and objectives approved by our board of directors.

Bonuses are set based on the executive officer’s base salary as of the end of the bonus year, and are expected to be paid out in the first quarter of the following year. For 2020, Dr. Schall and Ms. Kanaya were eligible to receive a target bonus of 60% and 45%, respectively, of their base salary. Dr. Cappel was eligible to receive a target bonus of 40% of his base salary. At the beginning of each year, the board of directors (considering the recommendations of the compensation committee and management) sets corporate goals for the year. These goals and the proportional emphasis placed on each are set by the board of directors after considering management input and our overall strategic objectives. These goals generally relate to factors such as financial targets, achievement of product development objectives and operational and business development objectives. The board of directors, upon recommendation of the compensation committee, determines the level of achievement of the corporate goals for each year. This achievement level is then applied to each named executive officer’s target bonus to determine that year’s total bonus award.

All final bonus payments to our named executive officers are determined by our compensation committee. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on the achievement of corporate objectives and may also vary based on other factors at the discretion of the compensation committee.

For 2020, the corporate performance objectives generally fell into the following categories:

•	Objectives related to continued progress in the area of internally conducted clinical trials and pipeline development (25% weighting)

•	Regulatory and quality (25% weighting)

•	Commercialization objectives (25% weighting)

•	Drug discovery efforts and pipeline support (8% weighting)

•	Business development and alliance management (7% weighting)

•	Finance, operations, organizational development (10% weighting)

With the exception of the financial objectives, quantitative measures were generally not established for the corporate objectives for 2020. These performance objectives and areas of emphasis were used as a guide by the board of directors in subjectively determining overall corporate performance as they represented those areas in which the named executive officers and our employees generally were expected to focus their efforts during the year. The three foregoing areas of emphasis were weighted based on their level of importance to our business plan.

In evaluating management’s performance relative to corporate performance for 2020, our board of directors determined to award an overall achievement level of 100% with respect to the corporate performance objectives, as follows:

•

For corporate performance relative to our internally conducted clinical trial and pipeline development efforts, the following were considered: (1) achievements relative to avacopan (CCX168), the company’s lead orphan disease program targeting the complement C5a receptor – specifically the successful completion of the avacopan ADVOCATE Phase III clinical modules, chemistry, manufacturing and controls modules and associated components to support the filing and acceptance of the New Drug Application (“NDA”), developing a potential approval path for the C3 glomerulopathy program following the Phase II ACCOLADE trial 26-week data readout, postive data readout from the AURORA Phase II trial of avacopan in Hidradenitis Suppurativa (“HS”) which successfully defined the Phase III path in severe HS patients and the development of next generation formulations for avacopan; and (2) successful completion of regulatory enabling studies for CCX559, the company’s small molecule PD-1/PD-L1 inhibitor, poised to enter Phase I clinical development in 2021. Based on these results, the board of directors awarded 92% credit for our clinical trial and pipeline development efforts.

•

The board of directors awarded 96% credit with respect to our regulatory and quality efforts, including the completion of the core dossier for avacopan in ANCA and filing the avacopan NDA with the FDA, supporting the regulatory filings of the same in foreign jurisdictions and preparing for and successfully coordinating pre-approval inspections, as required.

•

The board of directors awarded 100% credit with respect to our commercialization efforts, including key new hires, launch readiness plans, pre-launch market shaping campaigns, and market access assessments as well as the completion of supply chain related requirements in anticipation of fulfilling commercial supply needs in major market countries.

•

The board of directors awarded 75% credit with respect to our drug discovery efforts and pipeline support, noting off-clinical support, including preclinical and pharmaceutical development efforts relative to avacopan, publication on the mechanism of action of CCR2 inhibition, and identification of potential lead series in new chemoattractant targets.

•	The board of directors awarded 57% credit with respect to our business development and alliance management objectives for 2020.

•

The board of directors awarded 100% credit with respect to our financial, operational and organizational development objectives for 2020, noting our financial performance for 2020 in line with the board-approved budget, the successful $350 million equity financing, adding additional analyst coverage, securing a facility for the company’s new headquarters and, filling key positions in human resources, regulatory and commercial.

•

Management’s achievements beyond the stated corporate goals for 2020 included the successful completion of a public offering of common stock on favorable terms and in an amount that exceeded the target raise by 50%, and management’s response to the COVID-19 pandemic which minimized disruption in our operations. In recognition of these efforts, the board of directors increased the 92% overall rating and awarded a 100% achievement level for 2020.

The bonuses paid to our named executive officers for 2020 are set forth in the “Summary Compensation Table” below.

Long-Term Equity Incentives

The goals of our long-term, equity-based incentive awards are to align the interests of our named executive officers and other employees, non-employee directors and consultants with the interests of our stockholders. Because vesting is based on continued employment, our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards. In determining the size of the long-term equity incentives to be awarded to our named executive officers, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to us and the size of prior grants. For 2020, our compensation committee reviewed competitive market data prepared by Compensia in connection with its grant of long-term equity incentive awards to our named executive officers. Based upon these factors, the compensation committee determines the size of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value. During 2020, we granted stock options and restricted stock units (“RSUs”) to our named executive officers.

To reward and retain our named executive officers in a manner that best aligns employees’ interests with stockholders’ interests, we use stock options as one of the primary incentive vehicles for long-term compensation. We believe that stock options are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock options to our future performance. Because employees are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives to employees to achieve increases in the value of our stock over time. We also grant RSUs to our named executive officers as part of our long-term, equity-based incentive program.

With respect to RSUs, we believe that because these awards represent the right to receive shares of our common stock upon settlement have value even in the absence of stock price appreciation, we are able to incent and retain our named executive officers using fewer shares of our common stock. Since their value increases with any increase in the value of the underlying shares, RSUs also serve as an incentive which aligns with the long-term interests of our named executive officers and stockholders. Unlike stock options, however, RSUs have real economic value when they vest even if the market price of our common stock declines or stays flat, thus delivering more predictable value to our named executive officers. In addition, because they are subject to a multi-year vesting requirement, RSUs serve our retention objectives since our named executive officers must remain continuously employed by us through the applicable vesting dates to fully earn these awards.

We use stock options and RSUs to compensate our named executive officers both in the form of initial grants in connection with the commencement of employment and annual refresher grants. Annual grants of equity awards are typically approved by the compensation committee during the first quarter of each year. While we intend that the majority of equity awards to our employees be made pursuant to initial grants or our annual grant program, the compensation committee retains discretion to make equity awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the compensation committee.

The stock options granted to our named executive officers generally vest over a four-year period as follows: 25% of the shares of our common stock underlying the option vested on January 1, 2021 and 1/48th of the total number of the shares underlying the option vest in equal monthly installments thereafter, subject to the named executive officer’s continued employment or service relationship with us on each such vesting date. The exercise price of each stock option grant is $46.59 per share, the closing price per share of our common stock on the Nasdaq Global Select Market on March 3, 2020, the date of grant date.

The RSU awards granted to our named executive officers generally vest over a three-year period as follows: one-third of the units subject to the award vested on January 1, 2021 and the remaining two-thirds of the units underlying the awards vest in equal annual installments on January 1, 2022 and January 1, 2023, respectively, subject to the named executive officer’s continued employment or service relationship with us on each such vesting date.

The exercise price of each stock option grant is the fair market value of our common stock on the grant date, as determined by our board of directors from time to time. Stock option awards generally vest over a four-year period as follows: 25% of the shares underlying the option vest on the first anniversary of the date of the vesting commencement date and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 36 months thereafter. Restricted stock unit awards typically vest over a three-year period with one-third of the award vesting annually on each anniversary of the vesting commencement date. From time to time, our compensation committee may, however, determine that a different vesting schedule is appropriate.

In March 2020, the compensation committee awarded stock options and RSUs to our named executive officers. The equity awards granted to our named executive officers in 2020 are reflected in the “Grants of Plan-Based Awards” table below.

The size of the foregoing annual awards to the named executive officers were determined by the compensation committee after consultation with Compensia and review of comparable company information and were intended by the compensation committee to approximate the 62.5th percentile for annual long-term equity awards to executives in similar organizations, consistent with the company’s pay positioning philosophy described above. As a result of our significant growth over the prior 18 months, these awards were significantly larger than the awards granted in previous years, reflecting the increased size and stage of maturity of the companies in the updated peer group.

For a description of the accelerated vesting applicable to the equity awards granted to our named executive officers, see “—Potential Payments Upon Termination or Change in Control—Employment Agreements with Named Executive Officers” below.

We have no program, plan or practice pertaining to the timing of stock option grants to named executive officers coinciding with the release of material non-public information.

Retirement Savings

All of our full-time employees in the United States, including our named executive officers, are eligible to participate in our 401(k) plan. Pursuant to our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit (which was $19,500 in 2020), with additional salary deferrals not to exceed $6,500 available to those employees 50 years of age or older, and to have the amount of this reduction contributed to our 401(k) plan. While we may elect to make matching contributions, no such contributions have been made. The 401(k) plan currently does not offer the ability to invest in our securities.

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Perquisites

We do not provide significant perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance for our named executive officers.

Post Termination and Change in Control Benefits

We have entered into employment agreements that provide for certain severance benefits in the event a named executive officer’s employment is involuntarily or constructively terminated. Such severance benefits are intended and designed to alleviate the financial impact of an involuntary termination and maintain a stable work environment through cash severance benefits and equity award vesting acceleration. We provide severance benefits because they are essential to help us fulfill our objective of attracting and retaining key managerial talent. While these arrangements form an integral part of the total compensation provided to these individuals and are considered by the compensation committee when determining executive officer compensation, the decision to offer these benefits did not influence the compensation committee’s determinations concerning other direct compensation or benefit levels. The compensation committee has determined that such arrangements offer protection that is competitive within our industry and for our company size and are designed to attract highly qualified individuals and maintain their employment with us. In determining the severance benefits payable pursuant to the executive employment agreements, the compensation committee considered what level of severance benefits would be sufficient to retain our current executive team and to recruit talented executives in the future, which determination was based in part on input from management and our board of directors. For a description of these severance arrangements, see “—Employment Agreements with Named Executive Officers” below.

We do not use excise tax payments (or “gross-ups”) relating to a change in control of the Company and have no such obligations in place with respect to any of our Named Executive Officers.

For detailed descriptions of the post-employment compensation arrangements with our named executive officers, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Potential Payments Upon Termination or Change in Control—Employment Agreements with Named Executive Officers” below.

Other Compensation Policies

Prohibitions on Certain Transactions by Officers and Directors

Our Insider Trading Policy prohibits our officers and the non-employee members of our board of directors from engaging in short sales of the Company’s common stock (that is, selling shares which the individual does not own at the time of sale) or from engaging in sales of Company common stock against which the individual does not deliver the shares within 20 days after the sale. Officers and the non-employee members of our board of directors are also prohibited from trading in put and call options with respect to the Company’s common stock.

Anti-Hedging and Anti-Pledging Policies

Our Insider Trading Policy prohibits our executive officers, directors and employees from using any strategies or products (including derivative securities, such as put or call options, or short-selling techniques) to hedge against potential changes in the value of the Company’s equity securities. In addition, individuals subject to this policy may not hold Company equity securities in margin accounts or pledge Company equity securities as collateral for a loan.

Stock Ownership Guidelines

In 2020, we adopted stock ownership guidelines for our named executive officers and the non-employee members of our board of directors as a matter of good corporate governance and to further align the interests of our executive officers and non-employee directors with those of our stockholders. The ownership requirements are:

Position	Target Stock Ownership Value
Chief Executive Officer	3.0x annual base salary
Other Named Executive Officers	1.0x annual base salary
Non-Employee Directors	3.0x annual retainer

Tax and Accounting Considerations

Tax Deductibility of Executive Compensation

Section 162(m) of the Code restricts the ability of publicly held companies to take a federal income tax deduction for compensation paid to “covered employees” to the extent that compensation exceeds $1.0 million per covered employee in any fiscal year. Prior to the TCJA, covered employees generally consisted of a company’s chief executive officer and its three most highly compensated executive officers serving at the end of the taxable year (other than its chief financial officer), and compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million deduction limitation. As part of the TCJA, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the definition of covered employees was expanded to generally include all named executive officers. Although we historically maintained plans that were intended to permit the payment of deductible compensation under Section 162(m) of the Code if the requirements of Section 162(m) were satisfied, subject to the limited transition relief rules in the TCJA, we may no longer be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee. While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the compensation committee retains the discretion to approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.

Accounting for Stock-Based Compensation

We follow FASB ASC Topic 718 (formerly known as SFAS No. 123(R)), or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.

Report of the Compensation Committee of the Board of Directors

The compensation committee of our board of directors has submitted the following report for inclusion in this proxy statement:

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2020, filed by us with the SEC.

This report of the compensation committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Respectfully submitted,

The Compensation Committee of the Board of Directors

James L. Tyree (Chairperson)

Thomas A. Edwards

Joseph M. Feczko, M.D.

Rita I. Jain, M.D.

Henry A. McKinnell, Jr., Ph.D.

Compensation Tables

Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers during the fiscal years ended December 31, 2020, 2019 and 2018.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Thomas J. Schall, Ph.D.	2020	$707,000	—	$4,831,383	$2,400,162	$424,200	$3,564	$8,366,309
President and Chief Executive Officer	2019	643,463	—	771,400	1,601,697	321,732	3,564	3,341,856
	2018	616,890	—	977,400	1,975,654	289,959	2,322	3,862,225
Susan M. Kanaya	2020	521,000	—	1,444,290	718,370	234,450	2,322	2,920,432
Executive Vice President, Chief Financial and Administrative Officer and Secretary	2019 2018	495,951 475,570	— —	330,600 325,800	557,112 749,386	198,380 178,790	2,322 2,322	1,584,365 1,731,868
Markus J. Cappel, Ph.D.	2020	445,000	—	1,085,547	540,456	160,200	2,322	2,233,525
Chief Business Officer	2019	426,981	—	220,400	487,473	134,499	2,322	1,271,675
	2018	409,390	—	217,200	476,882	134,685	2,322	1,240,479

(1)

Amounts shown represent the aggregate grant date fair value of the stock or option awards granted during the relevant fiscal year computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be recognized by the named executive officer with respect to such awards. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021.

(2)	Amounts shown represent performance bonuses for the relevant fiscal year, which were each paid in a cash lump sum in the first quarter of the following fiscal year.
(3)	Amounts shown represent term life insurance paid by the company on behalf of the named executive officers.

Grants of Plan-Based Awards

The following table sets forth summary information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Thomas J. Schall, Ph.D.	3/3/2020	—	$424,200	—	—		—		—	—
	3/3/2020	—	—	—	—		71,500	(3)	$46.59	$2,400,162
	3/3/2020	—	—	—	103,700	(4)	—		—	$4,831,383
Susan M. Kanaya	3/3/2020	—	$234,450	—	—		—		—	—
	3/3/2020	—	—	—	—		21,400	(3)	$46.59	$718,370
	3/3/2020	—	—	—	31,000	(4)	—		—	$1,444,290
Markus J. Cappel, Ph.D.	3/3/2020	—	$178,000	—	—		—		—	—
	3/3/2020	—	—	—	—		16,100	(3)	$46.59	$540,456
	3/3/2020	—	—	—	23,300	(4)	—		—	$1,085,547

(1)

These amounts represent the target 2020 performance bonuses under our bonus program, which are described above under “—Compensation Discussion and Analysis—Performance Bonuses.” Our bonus program does not contain a threshold or maximum bonus opportunity for our named executive officers.

(2)

Amounts shown represent the aggregate grant date fair value of the restricted stock unit and option awards computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be recognized by the named executive officer with respect to such awards. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021.

(3)

Each of these option awards has a ten-year term and vests over a four-year period as follows: 25% of the shares underlying the option vest on January 1, 2021, and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 36 months thereafter, provided that the executive continues to provide services to the company. For a description of the accelerated vesting applicable to the foregoing equity awards, see “—Potential Payments Upon Termination or Change in Control—Employment Agreements with Named Executive Officers” below.

(4)

Each of these restricted stock unit awards vests over a three-year period with one-third of the award vesting annually on each of January 1, 2021, January 1, 2022, and January 1, 2023, provided that the executive continues to provide services to the company. For a description of the accelerated vesting applicable to the foregoing equity awards, see “—Potential Payments Upon Termination or Change in Control—Employment Agreements with Named Executive Officers” below.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth specified information concerning unexercised stock options and restricted stock units for each of the named executive officers outstanding as of December 31, 2020.

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Thomas J. Schall, Ph.D.
	02/27/12	38,948	—	$10.27	02/27/22
	07/24/12	6,988	—	$14.31	07/24/22
	07/23/13	165,000	—	$14.28	07/23/23
	02/19/14	395,000	—	$7.10	02/19/24
	02/23/15	420,000	—	$8.19	02/23/25
	03/07/16	300,000	—	$3.57	03/07/26
	02/28/17	274,166	5,834	$6.62	02/28/27
	03/05/18	211,458	108,542	$10.86	03/05/28	30,000	$1,857,600
	03/04/19	110,208	166,459	$11.02	3/4/2029	46,667	$2,889,621
	03/03/20	—	175,200	$46.59	03/03/30	103,700	$6,421,104
Susan M. Kanaya
	10/24/16	44,792	—	$6.23	10/24/26
	02/23/15	67,132	—	$8.19	02/23/25
	03/07/16	87,826	—	$3.57	03/07/26
	02/28/17	106,125	2,292	$6.62	02/28/27
	03/05/18	25,208	39,792	$10.86	03/05/28	10,000	$619,200
	03/04/19	18,333	61,667	$11.02	03/04/29	20,000	$1,238,400
	03/03/20	—	52,400	$46.59	03/03/30	31,000	$1,919,520
Markus J. Cappel, Ph.D.
	03/07/16	5,606	—	$3.57	03/07/26
	02/28/17	22,500	1,875	$6.62	02/28/27
	03/05/18	17,500	25,626	$10.86	03/05/28	6,667	$412,821
	03/04/19	33,541	49,793	$11.02	03/04/29	13,334	$825,641
	03/03/20	—	39,400	$45.59	03/03/30	23,300	$1,442,736

(1)

All options have a ten-year term from the date of grant and vest over a four-year period as follows: 25% of the shares underlying the options vested on the first anniversary of the vesting commencement date and the remainder of the shares underlying the options vest in equal monthly installments over the remaining 36 months thereafter, provided that the executive continues to provide services to the company. For a description of the accelerated vesting applicable to the foregoing equity awards, see “—Potential Payments Upon Termination or Change in Control—Employment Agreements with Named Executive Officers” below.

(2)

The restricted stock units granted on March 5, 2018 vest ratably over a three-year period on January 1, 2019, 2020 and 2021. The restricted stock units granted on March 4, 2019 vest ratably over a three-year period on January 1, 2020, 2021 and 2022. The restricted stock units granted on March 3, 2020 vest ratably over a three-year period on January 1, 2021, 2022 and 2023. For a description of the accelerated vesting applicable to the foregoing equity awards, see “—Potential Payments Upon Termination or Change in Control—Employment Agreements with Named Executive Officers” below.

(3)	The market value was determined using the closing price per share of our common stock on December 31, 2019 of $61.92.

Options Exercised and Stock Vested

The following table sets forth the number of shares acquired upon the exercise of stock options and the vesting of restricted stock unit awards for each of our named executive officers during the year ended December 31, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Thomas J. Schall, Ph.D.	614,152	$23,499,305	86,667	$3,427,680
Susan M. Kanaya	377,202	$14,742,946	33,334	$1,318,360
Markus J. Cappel, Ph.D.	453,301	$18,435,766	23,333	$922,820

(1)

Option awards value realized is determined by multiplying (a) the amount by which the market price of our common stock at the time of exercise exceeded the exercise price by (b) the number of shares of common stock for which the options were exercised.

(2)	Stock awards value realized is determined by multiplying (a) the closing market price of our common stock on the vesting date by (b) the number of shares of common stock that vested on that date.

Potential Payments Upon Termination or Change in Control

Employment Agreements with Named Executive Officers

We have entered into employment agreements with each of our named executive officers. Each of the employment agreements has a fixed term, subject to automatic successive one-year renewals unless we provide written notice of our desire to terminate the agreement at least sixty days prior to the expiration of the then-current term. Pursuant to the employment agreements, each executive officer is eligible for a target performance bonus (with the target determined by our board of directors or compensation committee), based upon the achievement of financial and performance objectives established by the compensation committee. Any final bonus payment shall be determined by our board of directors or compensation committee.

The employment agreements provide for certain severance payments to our named executive officers. All cash severance payments are payable in a lump sum. If we terminate an executive officer’s employment without cause or if the executive officer resigns for good reason (unless such termination occurs within 12 months following a change in control), we are obligated to pay such executive officer a lump sum severance payment equal to his or her base salary in effect at the time of termination for 18 months. Additionally, each of the named executive officers will receive accelerated vesting and/or exercisability of 100% of his or her outstanding stock awards.

Under each of the employment agreements, if we terminate an executive officer’s employment without cause or if the executive officer resigns for good reason, in each case within 12 months following a change in control, we are obligated to pay such executive officer a lump sum severance payment equal to the sum of: (1) 18 months of his or her base salary in effect at the time of termination, (2) one and one-half times the executive officer’s target bonus, and (3) 18 months of health benefits continuation at our cost. Furthermore, all of the executive officer’s outstanding stock awards will vest upon the date of termination. The foregoing change-in-control severance benefits shall only apply so long as the executive officer is working on a full-time basis.

For purposes of the employment agreements, “cause” means an executive officer (1) has committed an act of fraud, embezzlement or dishonesty in connection with the executive officer’s employment, or has intentionally committed some other illegal act that has, or may be reasonably expected to have, a material adverse impact on the company or any successor or parent or subsidiary thereof; (2) has been convicted of, or entered a plea of

“guilty” or “no contest” to, a felony, or to any crime involving moral turpitude, which causes or may reasonably be expected to cause substantial economic injury to or substantial injury to the reputation of the company or any successor or parent or subsidiary thereof; (3) has made any unauthorized use or disclosure of confidential information or trade secrets of the company or any successor or parent or subsidiary thereof that has, or may reasonably be expected to have, a material adverse impact on any such entity; (4) has materially breached a company policy, materially breached the provisions of the executive officer’s employment agreement, or has committed any other intentional misconduct that has, or may be reasonably expected to have, a material adverse impact on the company or any successor or parent or subsidiary thereof; or (5) has intentionally refused or intentionally failed to act in accordance with any lawful and proper direction or order of the board of directors or the appropriate individual to whom the executive officer reports; provided such direction is not materially inconsistent with the executive officer’s customary duties and responsibilities.

For purposes of the amended and restated employment agreements, “good reason” means (1) a material diminution in the executive officer’s authority, duties or responsibilities, (2) a material diminution in the executive officer’s base compensation unless such a reduction is imposed across-the-board to senior management of the company, (3) a material change in the geographic location at which the executive officer must perform services to us, (4) any other action or inaction that constitutes a material breach by the company or any successor or affiliate of its obligations to the executive officer under the employment agreement or (5) a material diminution in the authority, duties or responsibilities of the supervisor to whom the named executive officer is required to report.

For purposes of the amended and restated employment agreements, “change in control” has the same meaning as such term is given under the terms of our Existing 2012 Plan, as further described in Proposal 3 above.

Potential Payments Upon Termination or Change in Control Tables

The following tables summarize the payments and benefits that may become payable to our named executive officers in two scenarios: (1) upon involuntary termination without cause or the executive’s resignation for good reason apart from a change in control; or (2) upon involuntary termination without cause or the executive’s resignation for good reason within 12 months following a change in control. The table assumes that the termination of employment or change in control, as applicable, occurred on December 31, 2020. The definitions of “cause” and “good reason” are contained in the employment agreement for each of our named executive officers, which are described above under the heading “Employment Agreements with Named Executive Officers.”

Involuntary Termination without Cause or Resignation for Good Reason

Apart from a Change in Control

Name	Cash Severance(1)	Intrinsic Value of Unvested Stock Awards(2)	Intrinsic Value of Unvested Options(3)
Thomas J Schall, Ph.D.	$1,060,500	$11,168,325	$11,526,483
Susan M. Kanaya	$781,500	$3,777,120	$4,096,839
Markus J. Cappel, Ph.D.	$667,500	$2,681,198	$3,174,310

Involuntary Termination without Cause or Resignation for Good Reason

Within 12 Months Following a Change in Control

Name	Cash Severance(4)	Continuation of Benefits	Intrinsic Value of Unvested Stock Awards(2)	Intrinsic Value of Unvested Options(3)
Thomas J Schall, Ph.D.	$1,696,800	$43,819	$11,168,325	$11,526,483
Susan M. Kanaya	$1,133,175	$62,572	$3,777,120	$4,096,839
Markus J. Cappel, Ph.D.	$934,500	$20,048	$2,681,198	$3,174,310

(1)	Cash severance represents 18 months of base salary for each named executive officer, payable in cash in a lump sum.
(2)

The intrinsic value of the unvested stock awards is calculated by multiplying (i) $61.92, which was the closing price per share of our common stock on December 31, 2020, by (ii) the number of shares of our common stock subject to the unvested stock awards eligible for acceleration.

(3)

The intrinsic value of the unvested options is calculated by multiplying (i) $61.92, which was the closing price per share of our common stock on December 31, 2020, less the respective exercise prices of unvested options eligible for acceleration, by (ii) the number of shares of our common stock subject to the unvested options eligible for acceleration.

(4)	Cash severance represents (i) 18 months of base salary for each named executive officer, payable in cash in a lump sum, plus (ii) one and one-half times the executive officer’s target bonus.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Thomas J. Schall, Ph.D., our Chief Executive Officer (our “CEO”). The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

For fiscal year 2020, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO) was $217,823; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $8,366,309.

Based on this information, for fiscal year 2020, the ratio of the median of the total compensation of all employees of the company to the annual total compensation of our CEO was 1 to 38.

Determining the Median Employee

We determined that, as of December 31, 2020, our employee population consisted of approximately 133 individuals, with all of these individuals located in the United States. Our employee workforce consists of full- and part-time employees.

For purposes of measuring the compensation of our employees, we selected base salary for the 12-month period ending December 31, 2020 as the most appropriate measure of compensation, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying the “median employee”.

With respect to the total annual compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for fiscal year 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $217,823. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our fiscal year 2020 Summary Compensation Table included in this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2020 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unaffiliated third parties.

Director and Executive Officer Compensation

Please see “Proposal 1—Director Compensation” for additional information regarding compensation of our directors. Please see “Executive Compensation and Other Information” for additional information regarding compensation of our executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation and Other Information—Potential Payments Upon Termination or Change in Control—Employment Agreements with Named Executive Officers.”

Indemnification Agreements

We have entered into indemnification agreements with each of our executive officers and directors.

Procedures for Related Party Transactions

Any request for us to enter into a related party transaction with an officer, director, principal stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the risks, costs and benefits to us, the extent of the related party’s interest in the transaction, the terms of the transaction, the availability of other sources for comparable services or products and the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally. The audit committee will then document its findings and conclusions in written minutes. In the event a transaction relates to a member of our audit committee, that member will not participate in the audit committee’s deliberations. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction will be disclosed to the stockholders, who must approve the transaction in good faith. Our related party policy is in writing and is subject to periodic review.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2022 must be received by us no later than December 8, 2021, which is 120 days prior to the first anniversary of the mailing date of this proxy, in order to be included in our proxy statement and form of proxy relating to that meeting, unless the date of the 2022 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2021 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2022 annual meeting of stockholders, such a proposal must be received by us no earlier than January 20, 2022 and no later than February 19, 2022. However, if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not later than the close of business on the later of 90 calendar days in advance of such annual meeting or, if later, ten calendar days following the date on which public announcement of the date of the meeting is first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2022 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

ANNUAL REPORT

Our annual report for the year ended December 31, 2020 will be mailed to stockholders of record on or about April 7, 2021. Our annual report does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of our common stock on the record date may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2020, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to ChemoCentryx, Inc., 835 Industrial Road, Suite 600, San Carlos, CA 94070, Attention: Corporate Secretary.

STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report without charge by sending a written request to ChemoCentryx, Inc., 835 Industrial Road, Suite 600, San Carlos, CA 94070, Attention: Corporate Secretary, or by calling us at 650-210-2900. We will promptly send additional copies of the proxy statement or annual report upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their broker, bank or other intermediary or sending a written request to ChemoCentryx, Inc. at the address above.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

Thomas J. Schall, Ph.D.

President, Chief Executive

Officer and Chairman

San Carlos, California

April 7, 2021

Appendix A

CHEMOCENTRYX, INC.

2012 EQUITY INCENTIVE AWARD PLAN

(As Amended and Restated Effective May 20, 2021)

ARTICLE 1.

PURPOSE

The purpose of the ChemoCentryx, Inc. 2012 Equity Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of ChemoCentryx, Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. The Plan provides a mechanism through which the Company may grant equity and equity-based awards as well as cash bonus and other cash awards to Eligible Individuals. This Plan constitutes an amendment and restatement of the ChemoCentryx, Inc. 2012 Equity Incentive Award Plan (the “Prior Plan”), which was approved by the Board on January 6, 2012 and by the Company’s stockholders on January 17, 2012. In the event that the Company’s stockholders do not approve the Plan, the Prior Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date the Plan is approved by the Board.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Masculine, feminine and neuter pronouns are used interchangeably and each comprehends the others.

2.1    “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11. With reference to the duties of the Committee under the Plan that have been delegated to one or more persons pursuant to Section 11.6, or that the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2    “Affiliate” shall mean (a) any Subsidiary; and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Subsidiary.

2.3    “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4    “Applicable Law” shall mean any applicable law, including without limitation; (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5    “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Stock Payment award or a Stock Appreciation Right, that may be awarded or granted under the Plan (collectively, “Awards”).

2.6    “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.7    “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.8    “Board” shall mean the Board of Directors of the Company.

2.9    “Cause” shall mean the occurrence of any of, but not limited to, the following: (a) conviction of a Holder of any felony or any crime involving fraud or dishonesty; (b) a Holder’s participation (whether by affirmative act or omission) in a fraud, act or dishonesty or other act of misconduct against the Company and/or any Affiliate; (c) conduct by a Holder that, based upon a good faith and reasonable factual investigation by the Company (or, if a Holder is an executive officer, by the Board), demonstrates such Holder’s unfitness to serve; (d) a Holder’s violation of any statutory or fiduciary duty, or duty of loyalty owed to the Company and/or any Affiliate; (e) a Holder’s violation of state or federal law in connection with the Holder’s performance of his or her job that has an adverse effect on the Company and/or any Affiliate; and (f) a Holder’s violation of Company policy that has a material adverse effect on the Company and/or any Affiliate. Notwithstanding the foregoing, a Holder’s Disability shall not constitute Cause as set forth herein. The determination that a termination is for Cause shall be by the Administrator it its sole and exclusive judgment and discretion. Notwithstanding the foregoing, if a Holder is a party to an employment or severance agreement with the Company or any Affiliate in effect as of the date of grant of an Award that defines “Misconduct” or “Cause” or a similar term, “Cause” for purposes of the Plan and such Award shall have the meaning given to such term in such employment or severance agreement.

2.10    “Change in Control” shall mean and includes each of the following:

(a)    A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)    During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.10(a) or 2.10(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)    that results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)    after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.10(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)    The Company’s stockholders approve a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.11    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.12    “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 11.1.

2.13    “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.14    “Company” shall have the meaning set forth in Article 1.

2.15    “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.16    “Director” shall mean a member of the Board, as constituted from time to time.

2.17    “Disability” shall mean that the Holder is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under a long-term disability income plan, if any, covering employees of the Company. For purposes of the Plan, a Holder shall be deemed to have incurred a Disability if the Holder is determined to be totally disabled by the Social Security Administration or in accordance with the applicable disability insurance program of the Company; provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this definition.

2.18    “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 8.2.

2.19    “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.20    “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.21    “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.

2.22    “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

2.23    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24     “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows (unless an alternative definition is approved by the Administrator and set forth in the applicable Award Agreement, in which case such definition shall apply to such Award):

(a)    If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)    If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)    If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.25    “Full Value Award” shall mean any Award that is settled in Shares other than: (a) an Option; (b) a Stock Appreciation Right; or (c) any other Award for which the Participant pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Affiliate).

2.26    “Good Reason” shall mean (a) a change in the Holder’s position with the Company (or its Affiliate employing the Holder) that materially reduces the Holder’s duties and responsibilities or the level of management to which he or she reports, (b) a reduction in the Holder’s level of compensation (including base salary, fringe benefits and target bonuses under any corporate performance-based incentive programs) by more than fifteen percent or (c) a relocation of the Holder’s place of employment by more than 50 miles, provided that such change, reduction or relocation is effected by the Company (or its Affiliate employing the Holder) without the Holder’s consent. Notwithstanding the foregoing, if a Holder is a party to an employment or severance agreement with the Company or any Affiliate in effect as of the date of grant of an Award that defines “Good Reason” or a similar term, “Good Reason” for purposes of the Plan and such Award shall have the meaning given to such term in such employment or severance agreement.

2.27    “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.28    “Holder” shall mean a person who has been granted an Award.

2.29    “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.30    “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.31    “Non-Employee Director Compensation Policy” shall have the meaning set forth in Section 4.6.

2.32    “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.33    “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.34    “Option Term” shall have the meaning set forth in Section 5.6.

2.35     “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 8.1.

2.36    “Performance-Based Compensation” shall mean any compensation granted under the Plan prior to November 2, 2017 that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code prior to its repeal.

2.37    “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a)    The Performance Criteria that shall be used to establish Performance Goals may include, but are not limited to, the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) operating or other costs and expenses; (xiv) improvements in expense levels; (xv) working capital; (xvi) earnings per share; (xvii) adjusted earnings per share; (xiii) price per share of Common Stock;

(xix) regulatory body approval for commercialization of a product; (xx) implementation or completion of critical projects; (xxi) market share; (xxii) economic value; (xxiii) comparisons with various stock market indices; (xxiv) capital raised in financing transactions or other financing milestones; (xxv) stockholders’ equity; (xxvi) market recognition (including but not limited to awards and analyst ratings); (xxvii) financial ratios; and (xxviii) implementation, completion or attainment of objectively determinable objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; in each case as determined in accordance with Applicable Accounting Standards, if applicable, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b)    The Administrator, in its sole discretion, may provide that adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense that are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions.

2.38    “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period. The Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, division, business unit, or an individual.

2.39    “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

2.40    “Performance Stock Unit” shall mean a Performance Award awarded under Section 8.1 that is denominated in units of value including dollar value of Shares.

2.41    “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the instructions to Form S-8 under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.42    “Plan” shall have the meaning set forth in Article 1.

2.43     “Prior Plan” shall have the meaning set forth in Article 1.

2.44    “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.45    “Restatement Effective Date” shall have the meaning set forth in Section 12.1.

2.46    “Restricted Stock” shall mean Common Stock awarded under Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.47    “Restricted Stock Units” shall mean the right to receive Shares or cash awarded under Article 8.

2.48    “Securities Act” shall mean the Securities Act of 1933, as amended.

2.49    “Share Limit” shall have the meaning set forth in Section 3.1(a).

2.50    “Shares” shall mean shares of Common Stock.

2.51    “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 9.

2.52    “Stock Appreciation Right Term” shall have the meaning set forth in Section 9.4.

2.53    “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 8.3.

2.54    “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.55    “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.56    “Termination of Service” shall mean:

(a)    As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or any Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b)    As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

(c)    As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1    Number of Shares.

(a)    Subject to Sections 3.1(b) and 12.2, the aggregate number of Shares that may be issued or transferred pursuant to Awards under the Plan is 20,390,000 (the “Share Limit”). The Share Limit shall be reduced by (i) one Share for each Share subject to any Award granted under the Prior Plan prior to the Restatement Effective Date, (ii) one Share for each Share subject to any Award that is not a Full Value Award granted from and after the Restatement Effective Date and (iii) 1.5 Shares for each Share subject to any outstanding Award granted from and after the Restatement Effective Date that is a Full Value Award. To the extent that a share that was subject to a Full Value Award is recycled back into the Plan under Section 3.1(b), the Plan will be credited with a number of Shares corresponding to the reduction in the share reserve previously made with respect to such Full Value Award in accordance with this Section 3.1(a). Notwithstanding anything in this Section 3.1 to the contrary, the number of shares of Stock that may be issued or transferred pursuant to Incentive Stock Options under the Plan shall not exceed an aggregate of 20,390,000 Shares, subject to adjustment pursuant to Section 12.2.

(b)    To the extent all or a portion of an Award is forfeited, expires or lapses for any reason, or is settled for cash without the delivery of Shares to the Holder, any Shares subject to such Award or portion thereof, to the extent of such forfeiture, termination, expiration, lapse or cash settlement, shall again be or shall become, as applicable, available for the grant of an Award pursuant to the Plan and shall be added back to the Share Limit set forth in Section 3.1(a) above in the same number of shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 12.2 hereof). Any Shares repurchased by or surrendered to the Company pursuant to Section 6.4 so that such Shares are returned to the Company shall again be or shall become, as applicable, available for the grant of an Award pursuant to the Plan and shall be added back to the Share Limit set forth in Section 3.1(a) above in the same number of shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 12.2 hereof). Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be or, as applicable, may become eligible to be, optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)    To the extent permitted by Applicable Law, Substitute Awards shall not reduce the Shares authorized for grant under the Plan (except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan) and Shares subject to such Substitute Awards shall not be added back to the Shares available for Awards under the Plan as provided in Section 3.1(b) above. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, grants of Awards using such available shares are permitted without stockholder approval under the rules of the principal securities exchange on which the Shares are then listed and such grants shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2    Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3    Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 12.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 2,000,000 and the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Awards payable in cash shall be $5,000,000.

3.4    Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Section 12.2 and the last sentence of this Section 3.4, Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted and no Award Agreement shall reduce or eliminate the minimum vesting requirement; provided, however, that, notwithstanding the foregoing, the minimum vesting requirement of this Section 3.4 shall not apply to: (a) any Awards delivered in lieu of fully-vested cash-based awards under the Plan (or other fully-vested cash awards or payments), (b) any Awards to Non-Employee Directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting, or (c) any other Awards that result in the issuance of an aggregate of up to five percent (5%) of the shares of Common Stock available pursuant to Section 3.1(a) as of the Restatement Effective Date. Nothing in this Section 3.4 precludes the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Participant’s death, disability, Termination of Service or the consummation of a Change in Control.

ARTICLE 4.

GRANTING OF AWARDS

4.1    Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Non-Employee Director Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2    Award Agreement. Unless otherwise determined by the Administrator, each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4    At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5    Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 (including the Share Limit or the maximum number of Shares that may be issued pursuant to Incentive Stock Options under the Plan); and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6    Non-Employee Director Awards. The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Compensation Policy may be modified by the Administrator from time to time in its sole discretion. Notwithstanding any provision to the contrary in the Plan or in any Non-Employee Director Compensation Policy, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all equity-based Awards and the maximum amount that may become payable pursuant to all cash-based Awards that may be granted to a Service Provider as compensation for services as a Non-Employee Director during any calendar year shall not exceed $1,000,000.

4.7    Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

OPTIONS

5.1    Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

5.2    Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

5.3    Option Vesting.

(a)    The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator.

(b)    No portion of an Option that is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as provided in Section 10.6 or as may be otherwise provided by the Administrator either in the applicable Program, the Award Agreement evidencing the grant of an Option, or by action of the Administrator following the grant of the Option. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option, the portion of an Option that is unexercisable at a Holder’s Termination of Service shall automatically expire 30 days following such Termination of Service.

5.4    Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator, in its sole discretion, may also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)    In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d)    Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 10.1 and 10.2.

5.5    Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

5.6    Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten years from the date the Option is granted, or five years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.6, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 12.1, any other term or condition of such Option relating to such a Termination of Service.

5.7    Expiration of Option Term: Automatic Exercise of In-The-Money Options. In the discretion of the Administrator, an Award Agreement may provide that an Option that is outstanding on the last business day of the applicable Option Term and that has an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Holder of such Option or the Company be exercised on the last business day of the Option Term. Unless otherwise determined by the Administrator, payment of the exercise price and any required tax withholding upon exercise of any such Option shall be satisfied by the withholding by the Company of Shares otherwise issuable under such Option pursuant to Sections 10.1(b) and 10.2. In such event, the Company shall deliver to the Holder the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the exercise price and required tax withholding. For the avoidance of doubt, no Option with an exercise price per share that is equal to or greater than the Fair Market Value per share of Common Stock on the last business day of the Option Term shall be exercised pursuant to this Section 5.7.

5.8    Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent or subsidiary corporation thereof (each as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

5.9    Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option that occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such Shares to such Holder.

5.10    Substitute Awards. Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that, unless otherwise determined by the Administrator, the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

5.11    Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining Option Term as the substituted Option.

ARTICLE 6.

RESTRICTED STOCK

6.1    Award of Restricted Stock.

(a)    The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b)    The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

6.2    Rights as Stockholders. Subject to Section 6.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to vote and the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that any distributions with respect to the Shares shall be subject to the restrictions set forth in Section 6.3.

6.3    Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement. Unless determined otherwise by the Administrator, Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. In addition, notwithstanding anything to the contrary herein, with respect to a share of Restricted Stock, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the share of Restricted Stock vests.

6.4    Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement.

6.5    Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock shall include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company, in its sole discretion, may (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

6.6    Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 7.

RESTRICTED STOCK UNITS

7.1    Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

7.2    Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

7.3    Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

7.4    Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

7.5    Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator and set forth in any applicable Award Agreement, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 10.4(e), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

7.6    No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Holder of Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, including without limitation, any rights to dividends, unless and until such Shares are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement. Notwithstanding anything to the contrary in the Plan, any Dividend Equivalents with respect to Restricted Stock Units that are based on dividends paid prior to the vesting of such Restricted Stock Units shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the Restricted Stock Units vest.

ARTICLE 8.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS

8.1    Performance Awards.

(a)    The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units and Awards of cash bonuses or other cash awards determined in the Administrator’s discretion from time to time, to any Eligible Individual. The value of Performance Awards, including Performance Stock Units and any cash awards, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Administrator. Performance Awards, including Performance Stock Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

(b)    Without limiting Section 8.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, that are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

8.2    Dividend Equivalents.

(a)    Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. Notwithstanding anything to the contrary in the Plan, dividends or Dividend Equivalents with respect to an Award that is subject to vesting and that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the Award vests.

(b)    Notwithstanding the foregoing, no dividends or Dividend Equivalents shall be payable on or with respect to Options or Stock Appreciation Rights.

8.3    Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment that is subject to a vesting schedule or other conditions or criteria set by the Administrator that is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder.

8.4    Term. The term of a Performance Award, Dividend Equivalent award and/or Stock Payment award shall be established by the Administrator in its sole discretion.

8.5    Purchase Price. The Administrator may establish the purchase price of a Performance Award or Shares distributed as a Stock Payment award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

ARTICLE 9.

STOCK APPRECIATION RIGHTS

9.1    Grant of Stock Appreciation Rights.

(a)    The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

(b)    A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c)    Notwithstanding the foregoing provisions of Section 9.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the Shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that, unless otherwise determined by the Administrator, the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 409A of the Code.

9.2    Stock Appreciation Right Vesting.

(a)    The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock

Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator, such as Performance Criteria. Except as limited by the Plan, at any time after grant of a Stock Appreciation Right, the Administrator, in its sole discretion and subject to whatever terms and conditions it selects, may accelerate the period during which a Stock Appreciation Right vests.

(b)    No portion of a Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as provided in Section 10.6 or as may be otherwise provided by the Administrator in the applicable Program, the Award Agreement evidencing the grant of a Stock Appreciation Right, or by action of the Administrator following the grant of the Stock Appreciation Right.

9.3    Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator, in its sole discretion, may also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)    In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 9.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d)    Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by Sections 10.1 and 10.2.

9.4    Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Stock Appreciation Right Term shall not be more than ten years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the last day of the Stock Appreciation Right Term applicable to such Stock Appreciation Right. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder or the first sentence of this Section 9.4, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 12.1, any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

9.5    Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 9 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

9.6    Expiration of Stock Appreciation Right Term: Automatic Exercise of In-The-Money Stock Appreciation Rights. In the discretion of the Administrator, an Award Agreement may provide that a Stock

Appreciation Right that is outstanding on the last business day of the applicable Stock Appreciation Right and that has an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Holder of such Stock Appreciation Right or the Company be exercised on the last business day of the Stock Appreciation Right Term. Unless otherwise determined by the Administrator, the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 10.2. For the avoidance of doubt, no Stock Appreciation Right with an exercise price per share that is equal to or greater than the Fair Market Value per share of Common Stock on the last business day of the Stock Appreciation Right Term shall be exercised pursuant to this Section 9.6.

ARTICLE 10.

ADDITIONAL TERMS OF AWARDS

10.1    Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator in its sole discretion. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2    Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator shall determine the methods by which payments by any Holder with respect to the tax withholding obligations with respect to any Awards granted under the Plan shall be made, which methods may include any of the methods permitted under Section 10.1 above. Without limiting the foregoing, the Administrator, in its sole discretion and in satisfaction of the foregoing requirement, may withhold, or allow a Holder to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income or such higher rate as may be approved by the Administrator (which rates shall in no event exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America)); provided, however, unless otherwise approved by the Administrator, to the extent such Shares were acquired by the Participant from the Company as compensation, the Shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that the number of Shares withheld, delivered or returned shall be rounded up to the nearest whole share sufficient to cover the applicable tax withholding obligation to the extent rounding up to the nearest whole share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

10.3    Transferability of Awards.

(a)    Except as otherwise provided in Section 10.3(b) and 10.3(c):

(i)    No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)    No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and

(iii)    During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b)    Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); (iii) any transfer of an Award to a Permitted Transferee shall be without consideration, except as required by Applicable Law; and (iv) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.

(c)    Notwithstanding Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

10.4    Conditions to Issuance of Shares.

(a)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b)    All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares.

(c)    The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)    No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5    Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a)    (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or that is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for Cause; and

(b)    All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act, whether or not such claw-back policy was in place at the time of grant of an Award, and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

10.6    Acceleration Upon Death or Disability. Notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement, with respect to Holders who are Employees, in the event of a Holder’s Termination of Service on account of death or Disability, that number of Holder’s unvested Awards that would have become fully vested, exercisable and/or payable, as applicable, over the 12 months following the Holder’s Termination of Service under the vesting schedules applicable to such Awards had the Holder remained continuously employed by the Company during such period shall immediately become so vested, exercisable and/or payable, as applicable, on the date of the Holder’s Termination of Service.

ARTICLE 11.

ADMINISTRATION

11.1    Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6. Should any Awards made under the Plan prior to November 2, 2017, be intended to qualify as Performance-Based Compensation within the meaning of Section 162(m)(4)(C) of the Code prior to its repeal, then all such determinations regarding such Awards will be made solely by a Committee comprised solely of two of more “outside directors” within the meaning of Section 162(m) of the Code.

11.2    Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 10.5, Section 12.2 or Section 12.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters that under Rule 16b-3 under the Exchange Act or any successor rule or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

11.3    Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the

Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.4    Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a)    Designate Eligible Individuals to receive Awards;

(b)    Determine the type or types of Awards to be granted to each Eligible Individual;

(c)    Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)    Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)     Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)    Decide all other matters that must be determined in connection with an Award;

(h)    Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)     Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j)     Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k)    Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 12.2(h).

11.5    Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.

11.6    Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, amend awards held by, or take administrative actions with respect to Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or Directors) to whom authority to grant, amend or administer Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board and the Committee.

11.7    Prohibition on Repricing. Subject to Section 12.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying shares of Stock. Subject to Section 12.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 12.

MISCELLANEOUS PROVISIONS

12.1    Effective Date; Amendment, Suspension or Termination of the Plan.

(a)    This Plan, as amended and restated, shall be effective on the date it is approved by the stockholders of the Company (the “Restatement Effective Date”).

(b)    Except as otherwise provided in this Section 12.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 12.2, (i) increase the limits imposed in Section 3.1 on the maximum number of Shares that may be issued under the Plan, (ii) increase the limits imposed in Section 3.3 on the Awards that may be issued under the Plan to any individual in any calendar year or (iii) take any action prohibited under Section 11.7. Except as provided in Section 12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Option be granted under the Plan after the tenth anniversary of the date the Plan, as amended and restated, was approved by the Board.

12.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 on the maximum number and kind of Shares that may be issued under the Plan and the maximum number of Shares that may be issued pursuant to Incentive Stock Options under the Plan, adjustments of the manner in which Shares subject to Full Value Awards will be counted, and adjustments of the Award Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6; (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (v) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m)(4)(c) of the Code prior to its repeal unless otherwise determined by the Administrator.

(b)    In the event of any transaction or event described in Section 12.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law or accounting principles, including, without limitation, a Change in Control, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)    To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)    To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards that may be granted in the future;

(iv)    To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v)    To provide that the Award cannot vest, be exercised or become payable after such event.

(c)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b):

(i)    The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii)    The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 on the maximum number and kind of Shares that may be issued under the Plan, adjustments of the manner in which Shares subject to Full Value Awards will be counted, and adjustments of the

Award Limit). The adjustments provided under this Section 12.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d)    Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award upon the Change in Control, such Award shall become fully vested and, if applicable, exercisable and all forfeiture restrictions on such Award shall lapse as of immediately prior to the consummation of such Change in Control. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.

(e)    For the purposes of this Section 12.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

(f)    The Administrator may provide in an Award Agreement that, in the event an Award continues in effect or is assumed or an equivalent Award substituted following a Change in Control, and the surviving or successor corporation terminates the Holder’s employment or service without Cause or the Holder voluntarily resigns for Good Reason upon or within 18 months following the Change in Control, then (i) such Holder shall be fully vested in such continued, assumed or substituted Award on the date of such termination, and (ii) such Award shall remain exercisable, if applicable, until the earlier of (A) the first anniversary of the date of such termination or (B) the original expiration date of the Award.

(g)    The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h)    With respect to Awards that are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(i)    The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or that are convertible into or exchangeable for Common

Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j)    Unless otherwise provided by the Administrator, no action shall be taken under this Section 12.2 that shall cause an Award to fail to be exempt from or comply with Section 409A of the Code or the Treasury Regulations thereunder.

(k)    In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty days prior to the consummation of any such transaction.

12.3    Approval of Plan by Stockholders. This amended and restated Plan shall be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s initial adoption of this amended and restated Plan.

12.4    No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares. For the avoidance of doubt, no dividends shall be payable with respect to Options or Stock Appreciation Rights.

12.5    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

12.6    Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.7    Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

12.8    Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.9    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.10    Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Restatement Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Restatement Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Restatement Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

12.11    No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

12.12    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

12.13    Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.14    Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.15    Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

12.16    Provisions Applicable to Certain Performance-Based Awards. Notwithstanding any other provision of the Plan or any Award, with respect to any Award which is intended to continue to qualify as Performance-Based Compensation (as described in Section 162(m)(4)(C) of the Code prior to its repeal) pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017, to the extent any of the provisions of the Plan or any Award (or any amendments hereto pursuant to this amendment and restatement of the Plan) would cause such Awards to fail to so qualify, any such provisions shall not apply to such Awards to the extent necessary to ensure the such Awards continue to so qualify. In addition, any Award which is intended to continue to qualify as Performance-Based Compensation (as described in Section 162(m)(4)(C) of the Code prior to its repeal) pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017 shall be subject to any additional limitations as the Administrator determines necessary for such Award to continue to so qualify. To the extent permitted by applicable law, the Plan and any such Awards shall be deemed amended to the extent necessary to conform to such requirements.

Appendix B

CHEMOCENTRYX, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective May 20, 2021)

ARTICLE 1.

PURPOSE

The purposes of this ChemoCentryx, Inc. 2012 Employee Stock Purchase Plan (as it may be amended or restated from time to time, the “Plan”) are to assist Eligible Employees of ChemoCentryx, Inc., a Delaware corporation (the “Company”), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries. This Plan constitutes an amendment and restatement of the ChemoCentryx, Inc. 2012 Employee Stock Purchase Plan (the “Original Plan”), which was approved by the Board on January 6, 2012 and by the Company’s stockholders on January 17, 2012. In the event that the Company’s stockholders do not approve the Plan, the Original Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date the Plan is approved by the Board.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Masculine, feminine and neuter pronouns are used interchangeably and each comprehends the others.

2.1    “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Article 11.

2.2    “Applicable Law” shall mean any applicable law, including without limitation; (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.3    “Board” shall mean the Board of Directors of the Company.

2.4    “Change in Control” shall mean and include each of the following:

(a)    A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)    During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or 2.4(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)    that results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)    after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)    The Company’s stockholders approve a liquidation or dissolution of the Company.

The Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.5    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.6    “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 11.1.

2.7    “Common Stock” shall mean the common stock of the Company and such other securities of the Company that may be substituted for Common Stock pursuant to Article 8.

2.8    “Company” shall mean ChemoCentryx, Inc., a Delaware corporation.

2.9    “Compensation” of an Eligible Employee shall mean the gross base compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, excluding overtime payments, sales commissions, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments.

2.10    “Designated Subsidiary” shall mean any Subsidiary designated by the Administrator in accordance with Section 11.3(b).

2.11    “Eligible Employee” shall mean an Employee of the Company or any Designated Subsidiary: (a) who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Stock or other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); (b) whose customary employment is for more than twenty hours per week; and (c) whose customary employment is for more than five months in any calendar year. For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee; provided, however, that the Administrator may provide in an Offering Document that an Employee of the Company or any Designated Subsidiary shall not be eligible to participate in an Offering Period if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; and/or (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), and/or (iii) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of an option to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (i), (ii) or (iii) shall be applied in an identical manner under each Offering Period to all employees of the Company and all Designated Subsidiaries, in accordance with Treasury Regulation Section 1.423-2(e). For purposes of clause (a) above, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

2.12    “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

2.13    “Enrollment Date” shall mean the first Trading Day of each Offering Period.

2.14    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.15    “Fair Market Value” means, as of any given date, the fair market value of a Share on the date determined as follows:

(a)    If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Common Stock is listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)    If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)    If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith, as of any given date, the fair market value of a Share on the date determined by such methods or procedures as may be established from time to time by the Administrator.

2.16    “Offering Document” shall have the meaning given to such term in Section 4.1.

2.17    “Offering Period” shall mean each Offering Period designated by the Administrator in the applicable Offering Document pursuant to Section 4.1.

2.18    “Parent” shall mean any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.19    “Participant” shall mean any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to the Plan.

2.20    “Plan” shall mean this amended and restated ChemoCentryx, Inc. 2012 Employee Stock Purchase Plan, as it may be further amended from time to time.

2.21    “Purchase Date” shall mean the last Trading Day of each Offering Period.

2.22    “Purchase Price” shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article 8; provided, further, that the Purchase Price shall not be less than the par value of a Share.

2.23    “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

2.24    “Share” shall mean a share of Common Stock.

2.25    “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.

2.25    “Trading Day” shall mean a day on which national stock exchanges are open for trading.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1    Number of Shares. Subject to Article 8, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 2,000,000 shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

3.2    Stock Distributed. Any Common Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.

ARTICLE 4.

OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES

4.1    Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator commencing on such dates (each, an “Enrollment Date”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The provisions of separate Offering Periods under the Plan need not be identical.

4.2    Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(a)    the length of the Offering Period, which period shall not exceed twenty-seven months;

(b)    the maximum number of shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 20,000 shares;

(c)    such other provisions as the Administrator determines are appropriate, subject to the Plan.

ARTICLE 5.

ELIGIBILITY AND PARTICIPATION

5.1    Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on the day immediately preceding a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article 5 and the limitations imposed by Section 423(b) of the Code and the Treasury Regulations thereunder.

5.2    Enrollment in Plan.

(a)    Except as otherwise set forth in Section 5.8 or in an Offering Document, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Administrator provides.

(b)    Each such agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. An Eligible Employee may designate any whole percentage of Compensation that is not less than 1% and not more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 15% in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

(c)    A Participant may increase or decrease the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed two changes to his or her payroll deduction elections during each Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period following five business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article 7.

(d)    Except as otherwise set forth in an Offering Document, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

5.3    Payroll Deductions. Except as otherwise provided in the applicable Offering Document, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which his or her authorization is applicable, unless sooner terminated by the Participant as provided in Article 8.

5.4    Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article 7 or otherwise becomes ineligible to participate in the Plan.

5.5    Limitation on Purchase of Common Stock. An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.6    Decrease or Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

5.7    Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

5.8    Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

ARTICLE 6.

GRANT AND EXERCISE OF RIGHTS

6.1    Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2(b), subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of shares of the Company’s Common Stock as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price. The right shall expire on the last day of the Offering Period.

6.2    Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be credited to a Participant’s account and carried forward and applied toward the purchase of whole Shares for the next following Offering Period. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

6.3    Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Common Stock are to be exercised pursuant to this Article 6 on such Purchase Date, and shall either (a) continue all Offering Periods then in effect, or (b) terminate any or all Offering Periods then in effect pursuant to Article 9. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

6.4    Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

6.5    Conditions to Issuance of Common Stock. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(a)    The admission of such shares to listing on all stock exchanges, if any, on which the Common Stock is then listed; and

(b)    The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c)    The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d)    The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(e)    The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE 7.

WITHDRAWAL; TERMINATION OF EMPLOYMENT OR ELIGIBILITY

7.1    Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Administrator no later than one week prior to the end of the Offering Period. All of the Participant’s payroll deductions credited to his or her account during an Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant delivers to the Company a new subscription agreement.

7.2    Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

7.3    Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article 7 and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated.

ARTICLE 8.

ADJUSTMENTS UPON CHANGES IN STOCK

8.1    Changes in Capitalization. Subject to Section 8.3, in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Common Stock or the share price of the Common Stock, the Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

8.2    Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in Applicable Law, and whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Administrator, in its sole discretion and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions:

(a)    To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b)    To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(c)    To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d)    To provide that Participants’ accumulated payroll deductions may be used to purchase Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) terminated; and

(e)    To provide that all outstanding rights shall terminate without being exercised.

8.3    No Adjustment Under Certain Circumstances. No adjustment or action described in this Article 8 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

8.4    No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to a Participant’s right to purchase or the grant or exercise price of any such right to purchase Shares.

ARTICLE 9.

AMENDMENT, MODIFICATION AND TERMINATION

9.1    Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval by a vote of the holders of the outstanding shares of the Company’s capital stock entitled to vote shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article 8); (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan; or (c) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

9.2    Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

9.3    Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(b) shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and

(c) allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

9.4    Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon.

ARTICLE 10.

EFFECTIVENESS; STOCKHOLDER APPROVAL

This amended and restated Plan shall be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s adoption of this amended and restatedPlan, and this amended and restated Plan shall be effective on the date it is approved by the Company’s stockholders. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

ARTICLE 11.

ADMINISTRATION

11.1    Administrator. The Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”), which Committee shall consist solely of two or more members of the Board each of whom is a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Exchange Act and which Committee is otherwise constituted to comply with Applicable Law. The Board may abolish the Committee at any time and vest in the Board the administration of the Plan.

11.2    Action by the Administrator. A majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and, subject to Applicable Law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.3    Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)    To determine when and how rights to purchase Common Stock shall be granted and the provisions of each offering of such rights (which need not be identical).

(b)    To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(c)    To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(d)    To amend the Plan as provided in Article 9.

(e)    Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

11.4    Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 12.

MISCELLANEOUS

12.1    Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2    Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

12.3    Interest. No interest shall accrue on the payroll deductions or lump sum contributions of a Participant under the Plan.

12.4    Designation of Beneficiary.

(a)    A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b)    Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.6    Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees of the Company or any Designated Subsidiary will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

12.7    Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.8    Reports. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

12.9    No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or to affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10    Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of stock purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one year after the Purchase Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.11    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.12    Electronic Forms. To the extent permitted by applicable state law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

CHEMOCENTRYX, INC. 835 INDUSTRIAL ROAD SUITE 600 SAN CARLOS, CA 94070 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D49654-P51262 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CHEMOCENTRYX, INC. The Board of Directors recommends you vote FOR all listed nominees. 1. Election of Directors For Against Abstain Nominees: 1a. Thomas J. Schall, Ph.D. ! ! ! 1b. Joseph M. Feczko, M.D. ! ! ! The Board of Directors recommends you vote FOR the following proposals: 2. Ratification of the selection of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2021. 3. Approval of the amendment and restatement of the 2012 Equity Incentive Award Plan. 4. Approval of the amendment and restatement of the 2012 Employee Stock Purchase Plan. 5. Approval, on an advisory basis, of the compensation of the named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure of the Securities and Exchange Commission. NOTE: THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE “FOR” PROPOSALS ONE, TWO, THREE, FOUR AND FIVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES. For Against Abstain Please indicate if you plan to attend this meeting. ! ! Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS OF CHEMOCENTRYX, INC. MAY 20, 2021 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com Please sign, date and mail your proxy card in the envelope provided as soon as possible Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com D49655-P51262 CHEMOCENTRYX, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Thomas J. Schall, Ph.D. and Susan M. Kanaya as proxies, either with full power of substitution, to represent and to vote as designated on the reverse side, all the shares of Common Stock of ChemoCentryx, Inc. held of record by the undersigned on March 31, 2021, at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 835 Industrial Road, Suite 600, San Carlos, CA 94070, on May 20, 2021, or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side